SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549


                   -------------------------------------------


                          AMENDMENT NO. 1 ON FORM 8-K/A

                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                                 Date of Report
                       (Date of earliest event reported):

                                December 8, 1995

                    ________________________________________


                              THERMO TERRATECH INC.
                     (Formerly Thermo Process Systems Inc.)
             (Exact name of Registrant as specified in its charter)


   Delaware                            1-9549                       04-2925807
   (State or other jurisdiction    (Commission                (I.R.S. Employer
   of incorporation or             File Number)         Identification Number)
   organization)

   81 Wyman Street
   Waltham, Massachusetts                                           02254-9046
   (Address of principal executive offices)                         (Zip Code)

                                 (617) 622-1000
                         (Registrant's telephone number
                              including area code)
PAGE

                                                                 FORM 8-K/A


   Item 2.   Acquisition or Disposition of Assets

        On December 8, 1995, Thermo TerraTech Inc. (formerly Thermo Process Systems Inc.), through its Thermo Remediation Inc. subsidiary ("Thermo Remediation"), acquired all of the issued and outstanding capital stock of Remediation Technologies, Inc. ("ReTec") for a combination of cash and securities having an aggregate value of approximately $29.7 million. The purchase price consisted of approximately $18.5 million in cash and units consisting of (i) 227,250 shares of Thermo Remediation's common stock and (ii) warrants to purchase 75,750 additional shares of Thermo Remediation's common stock at an exercise price of $14.85 per share, such units having an aggregate value of approximately $3.7 million. In addition, Thermo Remediation assumed outstanding ReTec stock options and converted such options into options to purchase up to 897,000 shares of Thermo Remediation's common stock. The shares of common stock issuable upon exercise of such options are subject to certain restrictions on resale, which lapse ratably over a period of five years. As converted, such options have a weighted average exercise price of $4.24 per share and were valued in the aggregate at approximately $7.5 million.

        ReTec, based in Concord, Massachusetts, is an integrated environmental services firm, with 15 offices nationwide, focusing primarily on the remediation of former and active industrial sites contaminated with organic wastes and residues.

        The acquisition was made pursuant to an Agreement and Plan of Merger dated as of December 1, 1995 (the "Merger Agreement"), among Thermo Remediation, TRI Acquisition Inc., a wholly owned subsidiary of Thermo Remediation ("Acquisition") and ReTec. Under the terms of the Merger Agreement, which became effective on December 8, 1995, (i) Acquisition merged with and into ReTec, (ii) outstanding shares of ReTec's common stock were canceled and converted into the right to receive the purchase price, (iii) each outstanding share of Acquisition's common stock was canceled and converted into one share of the common stock of ReTec, and (iv) ReTec became a wholly owned subsidiary of Thermo Remediation.

        The consideration paid for ReTec was based on Thermo Remediation's determination of the fair market value of ReTec's business, and the terms of the merger agreement were determined by arms' length negotiation among the parties. The consideration for the acquisition was subject to certain escrow arrangements. The accompanying pro forma combined condensed financial statements have been prepared as if such consideration had been transferred to the sellers on December 8, 1995, the effective date of the merger.

        Thermo Remediation has no present intention to use ReTec's assets for purposes materially different from the purposes for which such assets were used prior to the acquisition. However, Thermo Remediation will review ReTec's business and assets, corporate structure, capitalization, operations, properties, policies, management and personnel and, upon completion of this review, may develop alternative plans or proposals, including mergers, transfers of a material amount of assets or other transactions or changes relating to such business.


                                      2PAGE

                                                                 FORM 8-K/A


   Item 7.   Financial Statements, Pro Forma Combined Condensed Financial
             ------------------------------------------------------------
             Information and Exhibits
             ------------------------

             (a) Financial Statements of Business Acquired.

                 Attached hereto.












































                                      3PAGE

                          Independent Auditors' Report
                          ----------------------------


   The Board of Directors
   Remediation Technologies, Inc.:

   We have audited the accompanying consolidated balance sheet of Remediation Technologies, Inc. and subsidiary as of December 31, 1994, and the related consolidated statements of earnings, stockholders' equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We did not audit the financial statements of ReTec/Tetra, L.C., a Texas limited liability company in which the Company has a 50% interest accounted for in the accompanying consolidated financial statements on the equity method. The Company's investment in ReTec/Tetra, L.C. at December 31, 1994 was $5,100,195 and the Company's share of the net income of ReTec/Tetra, L.C. for 1994 was $634,183. The financial statements of ReTec/Tetra, L.C. were audited by other auditors whose report thereon has been furnished to us, and our opinion expressed herein, insofar as it relates to the amounts included for ReTec/Tetra, L.C., is based solely upon the report of the other auditors.

   We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit and the report of other auditors provide a reasonable basis for our opinion.

   In our opinion, based on our audit and the report of other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Remediation Technologies, Inc. and subsidiary at December 31, 1994, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

   The consolidated financial statements of Remediation Technologies, Inc. and subsidiary as of December 31, 1993 were audited by other auditors whose report dated April 29, 1994, expressed an unqualified opinion on those statements.



                                                  KPMG Peat Marwick LLP



   Boston, Massachusetts
   March 1, 1995
PAGE

                         REMEDIATION TECHNOLOGIES, INC.
                           Consolidated Balance Sheets
                           December 31, 1994 and 1993

                Assets (note 6)                          1994           1993
                ------                                   ----           ----

   Current assets:
    Cash and cash equivalents                     $   625,338      1,519,177
    Accounts receivable and unbilled sales
     net of allowance for doubtful accounts
     of $208,000 in 1994 and $100,000 in 1993      11,071,821      9,748,178
    Costs and estimated earnings in excess of
     billings on uncompleted contracts (note 4)        62,234         22,336
    Deferred income taxes                             143,930         40,138
    Prepaid federal income taxes                      544,726              -
    Prepaid expenses and other assets                  78,211        128,171
                                                  -----------    -----------

       Total current assets                        12,526,260     11,458,000
                                                  -----------    -----------

   Property and equipment, at cost
    (notes 2, 7, and 8):
     Furniture and fixtures                           289,857        224,973
     Equipment                                      3,099,267      2,719,689
     Leasehold improvements                           233,358        151,619
                                                  -----------    -----------
                                                    3,622,482      3,096,281

     Less accumulated depreciation
      and amortization                              2,469,958      2,022,368
                                                  -----------    -----------

       Net property and equipment                   1,152,524      1,073,913
                                                  -----------    -----------

   Other assets:
    Investment in joint venture (note 2)            5,100,195      3,866,012
    Intangible assets, net of accumulated
     amortization of $405,760 in 1994 and
     $368,569 in 1993 (note 5)                        137,924        175,115
    Deposits                                           50,783         47,938
                                                  -----------    -----------

       Total other assets                           5,288,902      4,089,065
                                                  -----------    -----------

                                                  $18,967,686     16,620,978
                                                  ===========    ===========
PAGE

                         REMEDIATION TECHNOLOGIES, INC.
                           Consolidated Balance Sheets
                     December 31, 1994 and 1993 (continued)

        Liabilities and Stockholders' Equity             1994           1993
        ------------------------------------             ----           ----

   Current liabilities:
    Accounts payable and accrued expenses         $ 4,159,662      3,822,191
    Accrued payroll and related costs                 953,088        761,858
    Bank overdraft payable                                  -        235,145
    Deferred revenue                                  128,890         84,077
    Accrued federal and state income taxes            126,724        186,961
    Note payable - revolving bank line of
     credit (note 6)                                        -        810,000
    Current installments of notes payable
     (note 7)                                          17,608        319,157
    Current installments of capital lease
     obligation (note 8)                                3,358          3,345
    Accrued bonus and profit-sharing contribution
     (note 14)                                        704,092        560,991
    Billings in excess of costs and estimated
     earnings on uncompleted contracts (note 4)       331,745         26,115
                                                  -----------    -----------
       Total current liabilities                    6,425,167      6,809,840
                                                  -----------    -----------
   Long-term debt:
    Notes payable, excluding current
     installments (note 7)                          1,500,000      1,739,644
    Capital lease obligation, excluding current
     installments (note 8)                              5,735         11,470
                                                  -----------    -----------
       Total long-term debt                         1,505,735      1,751,114
                                                  -----------    -----------
       Total liabilities                            7,930,902      8,560,954
                                                  -----------    -----------
   Commitments (notes 13 and 15)

   Stockholders' equity (notes 7, 9, 10 and 11):
    Common stock (Class B), $.01 par value,
     authorized 125,000 shares; issued
     125,000 shares in 1994 and 1993                    1,250          1,250
    Common stock (Class A), $.01 par value
     Authorized 1,875,000 shares; issued 598,458
     shares in 1994 and 563,707 shares in 1993          5,985          5,637
    Preferred stock, $.01 par value.
     Authorized 1,000,000 shares; none issued               -              -
    Additional paid-in capital                      3,848,024      3,746,235
    Retained earnings                               8,254,236      5,251,987
                                                  -----------    -----------
                                                   12,109,495      9,005,109
    Less treasury stock at cost, 87,259 shares
     in 1994 and 81,241 shares in 1993              1,072,711        945,085
                                                  -----------    -----------
       Total stockholders' equity                  11,036,784      8,060,024
                                                  -----------    -----------
                                                  $18,967,686     16,620,978
                                                  ===========    ===========

          See accompanying notes to consolidated financial statements.
PAGE

                         REMEDIATION TECHNOLOGIES, INC.
                       Consolidated Statements Of Earnings
                 For the Years Ended December 31, 1994 and 1993


                                             % of                      % of
                                  1994     Revenues        1993      Revenues
                                  ----     --------        ----      --------

   Project revenues         $  39,018,387   100.0%      32,580,118   100.0%

   Direct project costs        22,250,859    57.0%      18,838,786    57.8%
                            -------------   ------   -------------   ------

       Gross profit            16,767,528    43.0%      13,741,332    42.2%

   Selling, general and
    administrative expenses    12,280,661    31.5%      10,248,156    31.5%
                            -------------   ------   -------------   ------

       Earnings from
        operations before
        income taxes            4,486,867    11.5%       3,493,176    10.7%
                            -------------   ------   -------------   ------

   Other income (expense):
    Gain on sale of property
     and equipment, net            21,374       -            1,839       -
    Equity in net income
     (loss) of joint
     venture (note 2)             634,183     1.6%        (124,224)    (.4%)
    Interest, net                (131,181)    (.3%)        (67,329)    (.2%)
                            -------------   ------   -------------   ------

       Total other income
        (expense)                 524,376     1.3%        (189,714)    (.6%)
                            -------------   ------   -------------   ------

       Earnings before
        income taxes            5,011,243    12.8%       3,303,462    10.1%

   Income tax expense
    (note 12)                   2,008,994     5.1%       1,330,835     4.1%
                            -------------   ------   -------------   ------

       Net earnings         $   3,002,249     7.7%       1,972,627     6.0%
                            =============   ======   =============   ======

   Net earnings per common and
    common equivalent share:
     Primary                $        3.45                     2.45
                            =============            =============
     Fully diluted          $        3.38                     2.39
                            =============            =============



          See accompanying notes to consolidated financial statements.
PAGE

                                      REMEDIATION TECHNOLOGIES, INC.
                             Consolidated Statements Of Stockholders' Equity
                              For the Years Ended December 31, 1994 and 1993
                             Common Stock          Common Stock              Preferred
                                Class B               Class A                  Stock
                                -------               -------                  -----
                            Shares    Par Value    Shares  Par Value      Shares  Par Value
                            ------    ---------    ------  ---------      ------  ---------
   Balance at
    December 31, 1993       125,000   $  1,250    563,707   $  5,637           -   $     -

   Exercise of common
    stock option at
    $13.00 per share              -          -      3,000         30           -         -

   Exercise of common
    stock option at
    $2.25 per share               -          -      5,000         50           -         -

   Exercise of common
    stock option at
    $1.25 per share               -          -     18,500        185           -         -

   Exercise of common
    stock option at
    $1.00 per share               -          -      7,000         70           -         -

   Issuance of common
    stock for cash and
    other consideration at:
     $22.00 per share             -          -        291          3           -         -
     $16.00 per share             -          -        960         10           -         -

   Repurchase of 6,018
    shares of common
    stock                         -          -          -          -           -         -

   Net earnings                   -          -          -          -           -         -
                            -------   --------    -------   --------     -------    -------

   Balance at
    December 31, 1994       125,000   $  1,250    598,458   $  5,985           -    $    -
                            =======   ========    =======   ========     =======    =======

PAGE

                                      REMEDIATION TECHNOLOGIES, INC.
                             Consolidated Statements Of Stockholders' Equity
                        For the Years Ended December 31, 1994 and 1993 (continued)

                                           Additional                                 Total
                                            Paid-In       Retained        Treasury  Stockholder's
                                            Capital       Earnings         Stock     Equity
                                         -----------      ---------       --------  ------------

   Balance at December 31, 1993           $ 3,746,235    $5,251,987    $  (945,085)  $ 8,060,024

   Exercise of common stock option at
    $13.00 per share                           38,970             -              -        39,000

   Exercise of common stock option at
    $2.25 per share                            11,200             -              -        11,250

   Exercise of common stock option at
    $1.25 per share                            22,940             -              -        23,125

   Exercise of common stock option at
    $1.00 per share                             6,930             -              -         7,000

   Issuance of common stock for cash and
    other consideration at:
     $22.00 per share                           6,399             -              -         6,402
     $16.00 per share                          15,350             -              -        15,360

   Repurchase of 6,018 shares of common
    stock                                           -             -       (127,626)     (127,626)

   Net earnings                                     -     3,002,249              -     3,002,249
                                          -----------    ----------    -----------     ---------

   Balance at December 31, 1994           $ 3,848,024    $8,254,236    $(1,072,711)  $11,036,784
                                          ===========    ==========    ===========   ===========

PAGE

                                      REMEDIATION TECHNOLOGIES, INC.
                       Consolidated Statements Of Stockholders' Equity (continued)


                                Common Stock         Common Stock             Preferred
                                  Class B              Class A                  Stock
                                  -------              -------                  -----
                              Shares   Par Value    Shares   Par Value     Shares  Par Value
                              ------   ---------    ------   ---------     ------  ---------

   Balance at
    December 31, 1992              -    $      -   552,677   $  5,527          -   $      -

   Issuance of Class B
    common stock for
    cash at:
     $16.00 per share        125,000       1,250         -          -          -          -

   Issuance of Class A
    common stock for
    cash at:
     $13.00 per share              -           -     1,000         10          -          -
      16.00 per share              -           -       675          7          -          -

   Exercise of common
    stock option at
    $4.00 per share                -           -     2,500         25          -          -

   Exercise of common
    stock option at
    $6.20 per share                -           -     1,000         10          -          -

   Exercise of common
    stock option at
    $6.60 per share                -           -     4,000         40          -          -
PAGE

                                      REMEDIATION TECHNOLOGIES, INC.
                             Consolidated Statements Of Stockholders' Equity
                        For the Years Ended December 31, 1994 and 1993 (continued)


                               Common Stock         Common Stock             Preferred
                                  Class B              Class A                  Stock
                                  -------              -------                  ---

                              Shares   Par Value    Shares   Par Value     Shares  Par Value
                              ------   ---------    ------   ---------     ------  ---------


   Exercise of common
    stock option at
    $8.50 per share                -    $      -       1,855 $     18         -     $     -

   Repurchase of 35,580
    shares of common stock         -           -           -        -         -           -

   Net earnings                    -           -           -        -         -           -
                            --------    --------   --------- --------   -------     --------

   Balance at
    December 31, 1993        125,000    $  1,250     563,707  $  5,637        -     $     -
                            ========    ========   ========= ========   =======     ========


PAGE

                                      REMEDIATION TECHNOLOGIES, INC.
                       Consolidated Statements of Stockholders' Equity (continued)


                                                  Additional                                Total
                                                    Paid-In       Retained     Treasury   Stockholder's
                                                    Capital       Earnings       Stock      Equity
                                                  ----------     ---------     --------   -------------

Balance at December 31, 1992                       $1,665,427    $3,279,360   $ (375,805)  $4,574,509

Issuance of Class B common stock for cash at:
  $16.00 per share                                  1,998,750             -            -    2,000,000

Issuance of Class A common stock for cash at:
  $13.00 per share                                     12,990             -            -       13,000
  $16.00 per share                                     10,793             -            -       10,800

Exercise of common stock option at:
  $ 4.00 per share                                      9,975             -            -       10,000

Exercise of common stock option at:
  $6.20 per share                                       6,190             -            -        6,200

Exercise of common
 stock option at
 $6.60 per share                                       26,360             -            -       26,400

Exercise of common
 stock option at
 $8.50 per share                                       15,750             -            -       15,768

Repurchase of 35,580
 shares of common
 stock                                                      -             -     (569,280)    (569,280)

Net earnings                                                -     1,972,627            -    1,972,627
                                                   ----------    ----------   -----------   ----------

Balance at
 December 31, 1993                                 $3,746,235    $5,251,987   $ (945,085)   $8,060,024
                                                   ==========    ==========   ===========   ==========

                       See accompanying notes to consolidated financial statements.

PAGE

                         REMEDIATION TECHNOLOGIES, INC.
                    Consolidated Statements of Cash Flows
               For the Years Ended December 31, 1994 and 1993

                                                         1994           1993
                                                         ----           ----
   Increase (decrease) in cash and cash
    equivalents:
   Cash flows from operating activities:
    Net earnings                                   $ 3,002,249     1,972,627
    Adjustments to reconcile net earnings
     to net cash provided by operating
     activities:
      Depreciation and amortization                    607,394       588,135
      Company's share of joint venture
       (income) loss                                  (634,183)      124,224
      Gain on sale of property and equipment,
       net                                             (21,374)       (1,839)
      Changes in operating assets and
       liabilities:
       Accounts receivable and unbilled sales,
        net                                         (1,323,643)   (4,476,745)
       Costs and estimated earnings in excess
        of billings on uncompleted contracts           (39,898)       38,110
       Deferred income taxes                          (103,792)     (155,732)
       Prepaid expenses and other assets                49,960       (93,860)
       Deposits                                         (2,845)       (4,677)
       Accounts payable and accrued expenses           337,471     1,889,821
       Accrued payroll and related costs               191,230       224,088
       Bank overdraft payable                         (235,145)      235,145
       Deferred revenue                                 44,813        62,795
       Accrued bonus and profit sharing
        contribution                                   143,101       418,911
       Billings in excess of costs and
        estimated earnings on uncompleted
        contracts                                      305,630         4,595
       Accrued federal and state income
        taxes                                          (60,238)       54,790
       Prepaid federal income taxes                   (544,726)            -
                                                   -----------     ---------
          Net cash provided by operating
           activities                                1,716,004       880,388
                                                   -----------     ---------
   Cash flows from investing activities:
    Purchase of property and equipment                (692,896)     (619,457)
    Proceeds from disposal of property and
     equipment                                          65,457        19,198
    Capital contributed to joint venture              (600,000)   (1,900,023)
                                                   -----------   -----------
          Net cash used by investing
           activities                              $(1,227,439)   (2,500,282)
                                                   -----------   -----------
PAGE

                         REMEDIATION TECHNOLOGIES, INC.
                    Consolidated Statements of Cash Flows
               For the Years Ended December 31, 1994 and 1993 (continued)


                                                          1994          1993
                                                          ----          ----
   Cash flows from financing activities:
    Proceeds from notes payable                    $         -     1,500,000
    Principal repayments of notes payable             (541,193)     (319,156)
    Repayments under capital lease
     obligations                                        (5,722)       (2,390)
    Net advances (repayments) under bank line
     of credit                                        (810,000)      180,000
    Proceeds from issuance of common stock             102,137     2,082,168
    Purchase of treasury stock                        (127,626)     (435,280)
                                                   -----------   -----------
          Net cash provided (used) by
           financing activities                     (1,382,404)    3,005,342
                                                   -----------   -----------

   Net increase (decrease) in cash and cash
    equivalents                                       (893,839)    1,385,448

   Cash and cash equivalents at beginning
    of year                                          1,519,177       133,729
                                                   -----------   -----------

   Cash and cash equivalents at end of year        $   625,338     1,519,177
                                                   ===========   ===========
   Supplemental disclosures of cash flow
    information:
     Cash paid for interest                        $   180,263       67,329
                                                   ===========   ==========
     Cash paid for income taxes                    $ 2,705,430    1,434,678
                                                   ===========   ==========

   Supplemental disclosure of non-cash investing and financing activities:

   In September, 1993 the Company acquired equipment valued at $17,205 under a capital lease obligation for the same amount.

   During 1993, the Company exchanged cash plus equipment with a net book value of $4,388 for other like kind equipment.

   In April, 1993, the Company received 8,000 shares of its stock valued at $128,000 in repayment of certain notes receivable from stockholders.




          See accompanying notes to consolidated financial statements.
PAGE

                         REMEDIATION TECHNOLOGIES, INC.
                   Notes to Consolidated Financial Statements
                           December 31, 1994 and 1993

   (1) Nature of Business and Summary of Significant Accounting Policies
       -----------------------------------------------------------------

       (a) Nature of Business
           ------------------

       Remediation Technologies, Inc. ("the Company") and its wholly-owned subsidiary, ReTec Thermal, Inc. (formerly known as MoTec, Inc.), are environmental engineering companies which provide engineering consulting and field services to industrial and governmental clients. The Companies specialize in the application of innovative technologies for on-site treatment and remediation at hazardous waste sites.

       (b) Principles of Consolidation
           ---------------------------

       The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, ReTec Thermal, Inc. All significant intercompany balances and transactions have been eliminated in consolidation.

       (c) Revenue Recognition
           -------------------

       Revenue on contracts without a fixed price (time and material) is recognized as the work is performed in accordance with specific terms of each contract. Revenue on fixed fee and cost plus fixed fee contracts is recognized on a percentage of completion method as applied to the contract. The percentage of completion is determined by relating costs incurred to date to total estimated costs. Contract costs include all direct material, labor and subcontract costs and those indirect costs related to contract performance. Selling, general and administrative costs are charged to expense as incurred. Changes in estimated profit on contracts are reflected during the period in which the change in estimate is made.

       Revenues recognized in excess of amounts billed are classified as current assets under costs and estimated earnings in excess of billings on uncompleted contracts. It is anticipated that the incurred costs associated with contract work in progress at December 31, 1994, will be billed and collected in 1995. Amounts received from clients in excess of revenues recognized to date are classified as current liabilities under billings in excess of costs and estimated earnings on uncompleted contracts. The entire amount of anticipated losses on contracts is charged to earnings as soon as such losses can be estimated.
PAGE

                         REMEDIATION TECHNOLOGIES, INC.
                   Notes to Consolidated Financial Statements


   (1) Nature of Business and Summary of Significant Accounting Policies
       -----------------------------------------------------------------
       (continued)

       (d) Earnings Per Common and Common Equivalent Share
           -----------------------------------------------

       The computations of earnings per common and common equivalent share are based on the weighted average number of shares outstanding during the period after consideration of the dilutive effect of stock options and warrants.

       The following average shares were used for the computation of primary and fully diluted earnings per share:
                                                1994            1993
                                                ----            ----
       Primary                               874,704         808,678
       Fully diluted                         889,451         827,022

       (e) Depreciation and Amortization
           -----------------------------

       Depreciation of property and equipment is provided using accelerated methods over the estimated useful lives of the assets. Organization costs and goodwill are amortized on a straight-line basis over five and forty years, respectively. The costs of other intangible assets are also amortized on a straight-line basis over their respective estimated useful lives.

       (f) Income Taxes
           ------------

       The Company utilizes an asset and liability approach in accounting for income taxes as required by Statement of Financial Accounting Standards No. 109 (SFAS 109). SFAS 109 requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. In estimating future tax consequences, SFAS 109 generally considers all expected future events other than enactments of changes in the tax law or rates.

       The provision for income taxes includes federal and state income taxes currently payable and those deferred because of temporary differences between financial statement and tax bases of assets and liabilities.

       (g)  Statement of Cash Flows
            -----------------------

       For the purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.
PAGE

                         REMEDIATION TECHNOLOGIES, INC.
                   Notes to Consolidated Financial Statements


   (1) Nature of Business and Summary of Significant Accounting Policies
       -----------------------------------------------------------------
       (continued)

       (h)  Concentration of Credit Risk
            ----------------------------

       Financial instruments which subject the Company to credit risk consist principally of temporary cash investments and trade receivables. The Company places its temporary cash investments ($102,697 and $1.5 million at December 31, 1994 and 1993, respectively) with high quality financial institutions. At times such investments may be in excess of the FDIC limit. The Company's policy with respect to the credit risk of trade receivables is to evaluate, prior to contract signing, each customer's financial condition and determine the amount of open credit to be extended. The Company's three largest customers accounted for approximately 28% of sales in 1994 and 35% in 1993. The same customers accounted for approximately 26% and 29% of accounts receivable at December 31, 1994 and 1993, respectively.

       (i)  Fair Value of Financial Instruments
            -----------------------------------

       The Company adopted Statement of Financial Accounting Standards No. 107, Disclosures about Fair Value of Financial Statements, which requires that the Company estimate and disclose the fair value of each material class of financial instrument (as defined by Statement 107) for which it is practicable to estimate that value. In accordance with Statement 107, the Company has identified its material financial instruments as cash and cash equivalents, trade receivables and payables, and notes payable. The carrying amount of cash and cash equivalents, trade receivables and trade payables approximate fair value because of the short-term nature of these financial instruments. The fair value of the Company's notes payable is estimated based on market values for similar instruments. At December 31, 1994 and 1993, the difference between the carrying value of notes payable and their estimated fair value is not material.

   (2) Investment in Joint Venture
       ---------------------------

       The Company's wholly-owned subsidiary, ReTec Thermal, Inc., has a 50% ownership interest in a venture known as ReTec/Tetra, L.C. ("the joint venture"), a Texas limited liability company formed in August, 1992, for the purpose of engaging in on-site hazardous waste remediation services. The investment in the joint venture is accounted for using the equity method.
PAGE

                         REMEDIATION TECHNOLOGIES, INC.
                   Notes to Consolidated Financial Statements


   (2) Investment in Joint Venture (continued)
       ---------------------------

       Summarized financial information of the joint venture at December 31, 1994 and 1993 is as follows:

                                                          1994         1993
                                                          ----         ----

       Assets:
        Current assets                            $  2,063,187     1,273,451
        Property and equipment                       8,424,327     6,353,859
        Other assets                                   500,960       568,988
                                                  ------------    ----------

                                                  $ 10,988,474     8,196,298
                                                  ============    ==========

       Liabilities and equity:
        Current liabilities                       $  1,863,623     1,539,814
        Equity                                       9,124,851     6,656,484
                                                  ------------    ----------

                                                  $ 10,988,474     8,196,298
                                                  ============    ==========
       Net sales                                  $ 11,267,503     2,565,236
                                                  ============    ==========
       Net income (loss)                          $  1,268,366      (248,449)
                                                  ============    ==========
       Company's equity in net income (loss)      $    634,183      (124,224)
                                                  ============    ==========

       During 1994 and 1993, the Company contributed an additional $600,000 and $1,900,023, respectively, to the capital of the joint venture. The Company's equity in the joint venture was $5,100,195 and $3,866,012 at December 31, 1994 and 1993, respectively.


   (3) Related Party Transactions
       --------------------------

       The Company recognized revenue of approximately $80,000 and $360,000 in 1994 and 1993, respectively, from ReTec/Tetra, L.C. for services rendered on behalf of the joint venture. At December 31, 1994 and 1993, $6,998 and $68,490, respectively, was due to the Company from ReTec/Tetra, L.C.
PAGE

                         REMEDIATION TECHNOLOGIES, INC.
                   Notes to Consolidated Financial Statements


    (4) Costs and Estimated Earnings on Uncompleted Contracts
        -----------------------------------------------------

         Costs and estimated earnings on uncompleted contracts pertain to fixed-price contracts accounted for using the percentage of completion method as applied to the contract.

                                                             1994         1993
                                                             ----         ----

         Costs incurred on uncompleted
          contracts                                   $ 2,804,901      236,727
         Estimated earnings                               109,550       28,973
                                                      -----------   ----------
                                                        2,914,451      265,700

         Less: Billings to date                         3,183,962      269,479
                                                      -----------   ----------
                                                      $  (269,511)      (3,779)
                                                      ===========   ==========

         Included in accompanying balance
          sheets under the following captions:
           Costs and estimated earnings
            in excess of billings on
            uncompleted contracts                     $    62,234       22,336

             Billings in excess of costs and
             estimated earnings on uncompleted
             contracts                                    331,745       26,115
                                                      -----------   ----------
                                                      $  (269,511)      (3,779)
                                                      ===========   ==========

    (5) Intangible Assets
        -----------------

         The components of intangible assets, net of accumulated amortization, are as follows at December 31, 1994 and 1993:

                                                            1994          1993
                                                            ----          ----

         Patent                                       $  104,203       138,937
         Goodwill                                         32,521        33,482
         License agreement                                 1,200         2,400
         Organization costs                                    -           296
                                                      ----------    ----------
                                                      $  137,924       175,115
                                                      ==========    ==========
PAGE

                         REMEDIATION TECHNOLOGIES, INC.
                   Notes to Consolidated Financial Statements


    (6) Bank Line of Credit
        -------------------

         At December 31, 1994 and 1993, the Company had a revolving bank line of credit available in an amount determined based on a percentage of eligible accounts receivable. The maximum amount available under the line of credit is $4,000,000. Advances under the line of credit are payable on demand and bear interest at the bank's prime rate plus 1/2%. The Company is also charged a fee of 1/2% on the unused portion of the facility. Borrowings are secured by substantially all assets of the Company. There were no outstanding borrowings at December 31, 1994. There was $810,000 outstanding under this line of credit at December 31, 1993.


    (7) Notes Payable
        -------------

         Notes payable at December 31, 1994 and 1993 consisted of the following:

                                                             1994         1993
                                                             ----         ----

         $1,500,000  subordinated   note  payable
         dated October 28,  1993 bearing interest
         at 8%.   Interest only  is payable  on a
         quarterly basis until  November, 1996 at
         which time  the Company  is  required to
         begin making  quarterly  installments of
         principal under the note of $93,750 plus
         interest   through   August,   2000.   A
         redemption premium of 6%  in 1995, 4% in
         1996 and  2%  in  1997  is  payable with
         respect to  any  principal  installments
         made in excess of  the required amounts.
         The  note  was  issued   pursuant  to  a
         related Warrant Purchase Agreement under
         which the Company  issued to  the lender
         warrants to  purchase  46,875  shares of
         Class A common stock at a purchase price
         of $16.00 per share (note 11).                $1,500,000   $1,500,000

         $1,000,000 term note  payable to  a bank
         dated July 12, 1991  bearing interest at
         the bank's  prime rate  plus  1%.    The
         debt  was   incurred   to   finance  the
         purchase of certain  equipment which was
         contributed to  the joint  venture (note
         2) in 1992.   The note was repaid in
         full during 1994.                                      -      428,571


PAGE

                         REMEDIATION TECHNOLOGIES, INC.
                   Notes to Consolidated Financial Statements


    (7) Notes Payable (continued)
        -------------
                                                            1994         1993
                                                            ----         ----

         $158,355 unsecured term  note payable to
         a former stockholder dated September 29,
         1989.  Proceeds from  the note were used
         to fund the purchase  of treasury shares
         of  common   stock   from   the   former
         stockholder.   The  note  was  repaid in
         full during 1994.   The weighted average
         interest rate over the term of the note
         was 9% per annum.                                      -       95,014

         $18,345 unsecured  term note  payable to
         the estate of a former stockholder dated
         December 17,  1990.   Proceeds  from the
         note were used  to fund  the purchase of
         treasury shares of common stock from the
         estate.   The  note is  payable  in five
         equal annual  principal  installments of
         $3,669  beginning  December   17,  1991.
         Interest on  the  note  accrues  on  the
         unpaid principal  balance   at  a bank's
         prime interest rate and is payable
         annually.                                          3,669        7,338

         $69,695 unsecured  term note  payable  to the
         estate of a former stockholder dated December
         17, 1990.   Proceeds from the  note were used
         to fund  the purchase  of treasury  shares of
         common stock from the estate.   The note will
         be  paid  in  five   equal  annual  principal
         installments of  $13,939  beginning  December
         17, 1991.   Interest on  the note  accrues on
         the unpaid  principal  balance  at  a  bank's
         prime interest rate and is also payable
         annually.                                         13,939       27,878
                                                       ----------   ----------

         Total notes payable                            1,517,608    2,058,801

         Less current installments of notes payable        17,608      319,157
                                                       ----------   ----------
         Notes payable, excluding current
         installments                                  $1,500,000    1,739,644
                                                       ==========   ==========
PAGE

                         REMEDIATION TECHNOLOGIES, INC.
                   Notes to Consolidated Financial Statements


    (7) Notes Payable (continued)
        -------------

         The aggregate maturities of notes payable are as follows:

                       1995                            $   17,608
                       1996                                93,750
                       1997                               375,000
                       1998                               375,000
                       1999                               375,000
                       2000                               281,250
                                                       ----------

                                                       $1,517,608
                                                       ==========

    (8) Capital Lease Obligation
        ------------------------
                                                             1994         1993
                                                             ----         ----
         September,  1993  agreement  with  a  leasing
         company.   The  obligation is  payable  in 36
         monthly principal  and  interest installments
         of $550  through  August,  1996.    Equipment
         capitalized under the lease  in the amount of
         $17,205 is included in the balance sheet
         as equipment at December 31, 1994 and 1993.   $    9,093       14,815

         Less current installments of capital lease
         obligation                                         3,358        3,345
                                                       ----------   ----------

         Capital lease obligation, net of current
         installments                                  $    5,735       11,470
                                                       ==========   ==========

         Minimum payments under the capital lease obligation for the remainder of the lease term are as follows:

                        1995                           $    6,600
                        1996                                4,400
                                                       ----------
                                                           11,000
                        Less amount representing
                          interest at 9.9%                  1,907
                                                       ----------

                        Present value of net minimum
                          lease payments               $    9,093
                                                       ==========
PAGE

                         REMEDIATION TECHNOLOGIES, INC.
                   Notes to Consolidated Financial Statements


    (9) Capital Stock
        -------------

         In March, 1993 the Company restated its certificate of incorporation to provide for the establishment of a second class of common stock. The restated certificate of incorporation authorized the issuance of 125,000 shares of $.01 par value Class B common stock and provided that each share of previously authorized common stock be reclassified as Class A common stock.

         The total number of shares of all classes of capital stock that the Company is authorized to issue was increased from 2,000,000 at December 31, 1992 to 3,000,000 consisting of 1,875,000 shares of Class A common stock, 125,000 shares of Class B common stock and 1,000,000 shares of preferred stock.

         The Company's capital structure was amended as discussed above to facilitate a March, 1993 stock purchase agreement under which the Company sold all 125,000 authorized shares of its Class B common stock to Advent International (109,375 shares) and Edison Ventures (15,625 shares) for $2,000,000 ($16.00 per share). The proceeds from the sale were used for working capital and general corporate purposes, for repayment of loans and for funding of the ReTec/Tetra, L.C. joint venture.


         The Class B common stock ranks senior to the Company's Class A common stock as to liquidation rights and is convertible to Class A common stock upon the approval of the shareholders of a majority of the outstanding shares of Class B common stock. The number of shares of Class A common stock to which a holder of Class B common stock is entitled to receive upon conversion is initially one share of Class A common stock for each share of Class B common stock converted. The ratio increases upon the dilutive issuance of Class A common stock or convertible securities. The Class B common stock shares also possess certain registration and demand rights.

         In 1994, the Company entered into an agreement with a stockholder of the Company which requires the Company to repurchase, at the discretion of the stockholder, a portion of the Company's stock owned by the stockholder at any time during the next four years. The purchase price will be fair market value of the Company's stock with the total repurchased by the Company not to exceed $80,000 per year. The agreement was dependent on the execution of a four-year employment and noncompete agreement with the stockholder. In connection with the agreement, the Company repurchased 3,633 shares from the stockholder during 1994. At December 31, 1994, the stockholder owned 7,950 shares and had options to purchase an additional 30,000 shares at exercise prices ranging from $1.00 to $6.00.
PAGE

                         REMEDIATION TECHNOLOGIES, INC.
                   Notes to Consolidated Financial Statements


    (10) Stock Option Plan
         -----------------

         In 1986, the Company adopted the 1986 Stock Option Plan for which 150,000 shares of common stock were reserved for issuance to employees. In 1988, 1991, 1993 and 1994 the stock option plan was amended and, in total, an additional 250,000 shares of common stock were reserved (100,000 in 1988, 75,000 in 1991, 50,000 in 1993 and
         25,000 in 1994) to increase the total shares of common stock that have been reserved to 400,000. Options granted under the plan may be qualified or non-qualified. The options are granted at prices determined by the Board of Directors or designee and are exercisable ratably over a two to four-year period from the date of grant. At December 31, 1994, there were outstanding incentive stock options for the purchase of 317,097 shares and non-qualified options for the purchase of 6,000 shares. At December 31, 1993, there were outstanding incentive stock options for the purchase of 319,495 shares and non-qualified options for the purchase of 6,000 shares.

         Stock option activity is summarized as follows:

                                                       Outstanding
                                                         Options
                                                         -------

                                          Shares   Number of     Price Per
                                         Available   Shares        Share
                                         ---------   ------        -----

         Balance at December 31, 1992     10,250    314,750

          Additional options reserved     50,000          -
          Options granted                (20,600)    20,600    $16.00
          Options exercised                9,355     (9,355)   $ 4.00 -  8.50
          Options canceled                   500       (500)   $14.00
                                         -------    -------

         Balance at December 31, 1993     49,505    325,495    $ 1.00 - 16.00

          Additional options reserved     25,000          -
          Options granted                (32,102)    32,102    $16.00 - 27.50
          Options exercised               33,500    (33,500)   $ 1.00 - 13.00
          Options canceled                 1,000     (1,000)   $13.00
                                         -------    -------

         Balance at December 31, 1994     76,903    323,097    $ 1.00 - 27.50
                                         =======    =======

         At December 31, 1994 and 1993, 275,012 and 268,360 shares were exercisable, respectively.
PAGE

                         REMEDIATION TECHNOLOGIES, INC.
                   Notes to Consolidated Financial Statements


    (11) Common Stock Warrants
         ---------------------

         At December 31, 1994 and 1993, there was a warrant outstanding to purchase 46,875 shares of Class A common stock for $16.00 per share. The warrant is exercisable in full or in part until the later of August 31, 2000 or at such time as all principal and interest on the related note is paid in full. The warrant was issued in October, 1993 in conjunction with the issuance of a $1.5 million subordinated note payable (note 7). All shares issuable under the warrant possess certain demand and registration rights, separate from those rights of the Class B common stockholders.


    (12) Income Tax Expense
         ------------------

         Income tax expense (benefit) at December 31, 1994 and 1993 consists of the following:
                          Current            Deferred             Total
                          -------            --------             -----
                       1994     1993      1994      1993     1994      1993
                       ----     ----      ----      ----     ----      ----

         Federal $1,655,709 1,149,597  (87,720) (120,206) 1,567,989 1,029,391
         State      457,077   336,970  (16,072)  (35,526)   441,005   301,444
                 ---------- --------- --------  --------  --------- ---------

                 $2,112,786 1,486,567 (103,792) (155,732) 2,008,994 1,330,835
                 ========== ========= ========  ======== ========== =========

         The following is a reconciliation between federal income tax expense at the statutory rate and the Company's actual federal tax expense for the year ended December 31, 1994.

         Federal income tax at statutory rate                     $1,703,822
         State income taxes, net of federal income tax
          benefit                                                    287,592
         Other                                                        17,580
                                                                  ----------

                                                                  $2,008,994
                                                                  ==========

         The tax effects of temporary differences that give rise to significant portions of the deferred tax assets at December 31, 1994 are presented below.

         Accounts receivable, principally due to allowance
           for doubtful accounts                                  $    86,476
         Other accrued liabilities                                     57,454
                                                                  -----------
            Total deferred tax assets                             $   143,930
                                                                  ===========
PAGE

                         REMEDIATION TECHNOLOGIES, INC.
                   Notes to Consolidated Financial Statements


    (13) Leases
         ------

         The Company leases its office facilities under operating leases expiring at various dates to 1999. Future minimum lease payments for the next five years under non-cancelable operating leases as of December 31, 1994, are as follows:

                    1995                                          $  979,749
                    1996                                             861,865
                    1997                                             520,650
                    1998                                             441,249
                    1999                                              89,588
                                                                  ----------

                                                                  $2,893,101
                                                                  ==========

         Rental expense for the years ended December 31, 1994 and 1993 amounted to $1,125,134 and $896,153, respectively.


    (14) Employee Benefit Plan
         ---------------------

         In 1987, the Company adopted an Employee Savings and Profit Sharing Plan ("the Plan") in accordance with Section 401(k) of the Internal Revenue Code. The Plan allows employees to defer up to 15% of their income on a pretax basis through contributions to the Plan up to prescribed Internal Revenue Code limitations. In line with the provisions of the Plan, the Company will contribute 100% (50% in 1993) of each employee's contribution up to the first six percent of salary. In addition, the Company may make, at its discretion, a contribution from profits in an amount determined by the Board of Directors. The Company contributed $519,202 and $401,770 to the Plan in 1994 and 1993, respectively.


    (15) Loan Guarantees
         ---------------

         The Company has guaranteed repayment of up to $500,000 of amounts advanced to ReTec/Tetra, L.C. under a revolving promissory note and $2,040,000 under an advancing promissory note with a bank. There were no advances outstanding under the guaranteed notes at December 31, 1994 and 1993.
PAGE

                            Independent Auditors' Report
                            ----------------------------


    The Board of Directors
    Remediation Technologies, Inc.:

    We have audited the accompanying consolidated balance sheets of Remediation Technologies, Inc. and subsidiary as of December 31, 1993 and 1992, and the related consolidated statements of earnings, stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We did not audit the financial statements of ReTec/Tetra, L.C., a Texas Limited Liability company in which the Company has a 50% interest accounted for in the accompanying consolidated financial statements on the equity method. The Company's investment in ReTec/Tetra, L.C. at December 31, 1993 and 1992 was $3,866,012 and $2,090,213, respectively, and the Company's share of the net loss of ReTec/Tetra, L.C. for 1993 and 1992 was $124,224 and $285,302,
    respectively. The financial statements of ReTec/Tetra, L.C. were audited by other auditors whose reports thereon have been furnished to us, and our opinion expressed herein, insofar as it relates to the amounts included for ReTec/Tetra, L.C., is based solely upon the reports of the other auditors.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the reports of other auditors provide a reasonable basis for our opinion.

    In our opinion based on our audits and the reports of other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Remediation Technologies, Inc. and subsidiary at December 31, 1993 and 1992, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.



                                                     Nardella & Taylor



    Lexington, Massachusetts
    April 29, 1994
PAGE

                         REMEDIATION TECHNOLOGIES, INC.
                           Consolidated Balance Sheets
                           December 31, 1993 and 1992


                  Assets (note 8)                         1993          1992
                  ------                                  ----          ----

    Current assets:
     Cash and cash equivalents                      $ 1,519,177       133,729
     Accounts receivable and unbilled sales
      net of allowance for doubtful accounts
      of $100,000 at December 31, 1993                9,748,178     5,271,433
     Costs and estimated earnings in excess of
      billings on uncompleted contracts (note 5)         22,336        60,446
     Deferred income taxes                               40,138             -
     Prepaid expenses and other assets                  128,171        34,311
     Notes receivable (note 6)                                -       128,000
                                                    -----------   -----------

        Total current assets                         11,458,000     5,627,919
                                                    -----------   -----------

    Property and equipment, at cost
     (notes 2, 3, 9 and 10):
      Furniture and fixtures                            224,973       178,140
      Equipment                                       2,719,689     2,247,771
      Leasehold improvements                            151,619       124,942
                                                    -----------   -----------
                                                      3,096,281     2,550,853
     Less accumulated depreciation
      and amortization                                2,022,368     1,568,462
                                                    -----------   -----------

        Net property and equipment                    1,073,913       982,391
                                                    -----------   -----------

    Other assets:
     Investment in joint venture (note 3)             3,866,012     2,090,213
     Deposits                                            47,938        43,261
     Organization costs, net of accumulated
      amortization of $23,002 in 1993 and $19,582
      in 1992 (note 2)                                      296         3,716
     Goodwill, net of accumulated amortization
      of $4,705 in 1993 and $3,745 in 1992
      (note 2)                                           33,482        34,441
     Other intangible assets, net of
      accumulated amortization of $340,862 in 1993
      and $284,888 in 1992 (notes 2 and 7)              141,337       197,312
                                                    -----------   -----------

        Total other assets                            4,089,065     2,368,943
                                                    -----------   -----------

                                                    $16,620,978     8,979,253
                                                    ===========   ===========
PAGE

                         REMEDIATION TECHNOLOGIES, INC.
                           Consolidated Balance Sheets
                     December 31, 1993 and 1992 (continued)

      Liabilities and Stockholders' Equity                1993           1992
      ------------------------------------                ----           ----
    Current liabilities:
     Accounts payable and accrued expenses          $ 3,822,191     1,926,370
     Accrued payroll and related costs                  761,858       537,770
     Bank overdraft payable                             235,145             -
     Deferred revenue                                    84,077        21,282
     Accrued Federal and state income taxes             186,961       132,171
     Deferred income taxes                                    -       115,594
     Note payable - revolving bank line of
      credit (note 8)                                   810,000       630,000
     Current installments of notes payable (note 9)     319,157       319,157
     Current installments of capital lease
      obligation (note 10)                                3,345             -
     Accrued bonus and profit-sharing contribution
      (note 16)                                         560,991       142,080
     Billings in excess of costs and estimated
      earnings on uncompleted contracts (note 5)         26,115        21,520
                                                    -----------   -----------
        Total current liabilities                     6,809,840     3,845,944
                                                    -----------   -----------
    Long-term debt:
     Notes payable, excluding current
      installments (note 9)                           1,739,644       558,800
     Capital lease obligation, excluding current
      installments (note 10)                             11,470             -
                                                    -----------   -----------
        Total long-term debt                          1,751,114       558,800
                                                    -----------   -----------
        Total liabilities                             8,560,954     4,404,744
                                                    -----------   -----------

    Commitments (notes 15, 16 and 17)

    Stockholders' equity (notes 9, 11, 12 and 13):
     Common stock (Class B), $.01 par value,
      authorized 125,000 shares; issued
      125,000 shares in 1993 and none in 1992             1,250             -
     Common stock (Class A), $.01 par value.
      Authorized 1,875,000 shares; issued 563,707
      shares in 1993 and 552,677 shares in 1992.          5,637         5,527
     Preferred stock, $.01 par value.
      Authorized 1,000,000 shares; none issued.               -             -
     Additional paid-in capital                       3,746,235     1,665,427
     Retained earnings                                5,251,987     3,279,360
                                                    -----------   -----------
                                                      9,005,109     4,950,314
     Less 81,241 shares of treasury stock, at cost,
      in 1993 and 45,661 shares in 1992                 945,085       375,805
                                                    -----------   -----------
        Total stockholders' equity                    8,060,024     4,574,509
                                                    -----------   -----------
                                                    $16,620,978     8,979,253
                                                    ===========   ===========

            See accompanying notes to consolidated financial statements.
PAGE

                         REMEDIATION TECHNOLOGIES, INC.
                       Consolidated Statements of Earnings
                 For the Years Ended December 31, 1993 and 1992


                                                 % of                   % of
                                    1993       Revenues      1992     Revenues
                                    ----       --------      ----     --------

    Project revenues              $32,580,118   100.0%    23,167,793    100.0%

    Direct project costs           18,838,786    57.8%    13,098,682     56.5%
                                  -----------   ------   -----------    ------

        Gross profit               13,741,332    42.2%    10,069,111     43.5%

    Selling, general and
      administrative expenses
      (notes 15 and 16)            10,248,156    31.5%     8,578,907     37.1%
                                  -----------   ------   -----------    ------

        Earnings from
         operations before
         income taxes               3,493,176    10.7%     1,490,204      6.4%

    Other income (expense):
     Gain on sale of property and
      equipment, net (note 3)           1,839                674,756
     Equity in net loss of joint
      venture (notes 2 and 3)        (124,224)              (285,302)
     Interest, net                    (67,329)              (170,857)
                                  -----------            -----------

        Total other income
         (expense)                   (189,714)     .6%       218,597       .9%
                                  -----------   ------   -----------    ------

        Earnings before
         income taxes               3,303,462    10.1%     1,708,801      7.3%

    Income tax expense (note 14)    1,330,835     4.1%       661,578      2.8%
                                  -----------   ------   -----------    ------

        Net earnings (note 2)     $ 1,972,627     6.0%     1,047,223      4.5%
                                  ===========   =====    ===========    ======

    Net earnings per common and
     common equivalent share:
      Primary                     $      2.45                   1.48
                                  ===========            ===========
      Fully diluted               $      2.39                   1.47
                                  ===========            ===========





    See accompanying notes to consolidated financial statements.
PAGE

                                      REMEDIATION TECHNOLOGIES, INC.
                              Consolidated Statement of Stockholders' Equity
                                   For the Year Ended December 31, 1993

                             Common Stock          Common Stock              Preferred
                                Class B               Class A                  Stock
                                -------               -------                  ----
                            Shares    Par Value    Shares  Par Value      Shares  Par Value
                            ------    ---------    ------  ---------      ------  ---------
   Balance at
    December 31, 1992             -   $      -    552,677   $  5,527           -   $     -

   Issuance of Class B
    common stock for cash
    at:
     $16.00 per share       125,000      1,250          -          -           -         -

   Issuance of Class A
    common stock for cash
    at:
     $13.00 per share             -          -      1,000         10           -         -
     $16.00 per share             -          -        675          7           -         -

   Exercise of common
    stock option at
    $4.00 per share               -          -      2,500         25           -         -

   Exercise of common
    stock option at
    $6.20 per share               -          -      1,000         10           -         -

   Exercise of common
    stock option at
     $6.60 per share              -          -      4,000         40           -         -
PAGE

                                      REMEDIATION TECHNOLOGIES, INC.
                              Consolidated Statement of Stockholders' Equity
                             For the Year Ended December 31, 1993 (continued)


                             Common Stock          Common Stock              Preferred
                                Class B               Class A                  Stock
                                -------               -------                  -----

                            Shares    Par Value    Shares  Par Value      Shares  Par Value
                            ------    ---------    ------  ---------      ------  ---------


   Exercise of common
    stock option at
     $8.50 per share              -   $      -      1,855   $     18           -   $     -

   Repurchase of 35,580
    shares of common
    stock                         -          -          -          -           -         -

   Net earnings                   -          -          -          -           -         -
                            -------   --------    -------   --------     -------   -------

   Balance at
    December 31, 1993       125,000   $  1,250    563,707   $  5,637           -   $     -
                            =======   ========    =======   ========     =======   =======

PAGE

                                      REMEDIATION TECHNOLOGIES, INC.
                              Consolidated Statement of Stockholders' Equity
                             For the Year Ended December 31, 1993 (continued)

                                          Additional                               Total
                                           Paid-In      Retained     Treasury     Stockholder's
                                           Capital      Earnings                   Equity
                                         ----------    ----------    ----------   ------------
   Balance at December 31, 1992           $1,665,427   $3,279,360    $ (375,805)   $4,574,509

   Issuance of Class B common stock
    for cash at:
     $16.00 per share                     1,998,750            -             -      2,000,000

   Issuance of Class A common stock
    for cash at:
     $13.00 per share                        12,990            -             -         13,000
     $16.00 per share                        10,793            -             -         10,800

   Exercise of common stock option at
    $4.00 per share                           9,975             -            -         10,000

   Exercise of common stock option at
    $6.20 per share                           6,190             -            -          6,200

   Exercise of common stock option at
     $6.60 per share                         26,360             -            -         26,400

   Exercise of common stock option at
     $8.50 per share                         15,750             -            -         15,768

   Repurchase of 35,580 shares of
    common stock                                  -             -     (569,280)      (569,280)

   Net earnings                                   -     1,972,627            -      1,972,627
                                         ----------    ----------   ----------     ----------

   Balance at December 31, 1993          $3,746,235    $5,251,987   $ (945,085)    $8,060,024
                                         ==========    ==========   ==========     ==========


   See accompanying notes to consolidated financial statements.

PAGE

                                      REMEDIATION TECHNOLOGIES, INC.
                              Consolidated Statement of Stockholders' Equity
                             For the Year Ended December 31, 1992 (continued)

                                    Common Stock           Common Stock            Peferred
                                       Class B               Class A                 Stock
                                       -------               -------                 -----
                                  Shares    Par Value   Shares    Par Value    Shares    Par Value
                                  ------    ---------   ------    ---------    ------    ---------
   Balance at
    December 31, 1991                   -   $      -   542,796      $  5,428        -      $     -

   Exercise of common
    stock option at:
     $9.40 per share                    -          -     1,100            11        -            -

   Exercise of common
    stock option at:
     $8.50 per share                    -          -       133             2        -            -

   Exercise of common
    stock option at:
     $6.90 per share                    -          -     3,000            30        -            -

   Exercise of common
    stock option at:
    $6.20 per share                     -          -     3,000            30        -            -
PAGE

                                      REMEDIATION TECHNOLOGIES, INC.
                              Consolidated Statement of Stockholders' Equity
                             For the Year Ended December 31, 1992 (continued)


                                    Common Stock           Common Stock           Peferred
                                       Class B               Class A                Stock
                                       -------               -------                -----
                                  Shares    Par Value   Shares    Par Value     Shares    Par Value
                                  ------    ---------   ------    ---------     ------    ---------

   Issuance of common
    stock for cash and
    other consideration
    at:
     $14.00 per share                   -   $      -        714     $      7         -      $     -
     $13.00 per share                   -          -      1,934           19         -            -

   Repurchase of 5,478
    shares of common
    stock                               -          -          -            -         -            -
   Net earnings                         -          -          -            -         -            -
                                 --------   --------   --------     --------     -----     --------

   Balance at
    December 31, 1992                   -   $      -    552,677     $  5,527         -       $    -
                                 ========   ========   ========     ========    ======     ========

PAGE

                                      REMEDIATION TECHNOLOGIES, INC.
                              Consolidated Statement of Stockholders' Equity
                             For the Year Ended December 31, 1992 (continued)

                           Additional                                  Total
                            Paid-In       Retained       Treasury   Stockholders'
                            Capital       Earnings        Stock        Equity
                            -------       --------        -----        ------
 Balance at
  December 31, 1991        $1,579,618    $2,232,137    $ (320,825)   $3,496,358

 Exercise of common
  stock option at:
   $9.40 per share             10,329             -             -        10,340

 Exercise of common
  stock option at:
   $8.50 per share              1,128             -             -         1,130

 Exercise of common
  stock option at:
  $6.90 per share              20,670             -             -        20,700

 Exercise of common
  stock option at:
   $6.20 per share             18,570             -             -        18,600
PAGE

                                      REMEDIATION TECHNOLOGIES, INC.
                              Consolidated Statement of Stockholders' Equity
                             For the Year Ended December 31, 1992 (continued)


                           Additional                                  Total
                            Paid-In       Retained       Treasury   Stockholders'
                            Capital       Earnings        Stock        Equity
                            -------       --------        -----        ------

 Issuance of common
  stock for cash and
  other consideration
  at:
   $14.00 per share             9,989              -           -          9,996
   $13.00 per share            25,123              -           -         25,142

 Repurchase of 5,478
  shares of common
  stock                             -              -     (54,980)       (54,980)

 Net earnings                       -      1,047,223           -      1,047,223
                           ----------     ----------  ----------     ----------

 Balance at
  December 31, 1992        $1,665,427     $3,279,360  $ (375,805)    $4,574,509
                           ==========     ==========  ==========     ==========














 See accompanying notes to consolidated financial statements.
PAGE

                         REMEDIATION TECHNOLOGIES, INC.
                      Consolidated Statements of Cash Flows
                 For the Years Ended December 31, 1993 and 1992


                                                           1993         1992
                                                           ----         ----

   Increase (decrease) in cash:
   Cash flows from operating activities:
    Net earnings                                   $ 1,972,627     1,047,223
    Adjustments to reconcile net earnings
     to net cash provided by operating
     activities:
      Depreciation and amortization                    588,135       748,217
      Share of joint venture loss                      124,224       285,302
      Gain on sale of property and equipment, net       (1,839)     (600,000)
      Changes in operating assets and liabilities:
       Accounts receivable and unbilled sales, net  (4,476,745)     (383,044)
       Costs and estimated earnings in excess of
        billings on uncompleted contracts               38,110       401,742
       Deferred income taxes                           (40,138)            -
       Prepaid expenses and other assets               (93,860)        1,230
       Deposits                                         (4,677)       (4,624)
       Accounts payable and accrued expenses         1,889,821      (583,984)
       Accrued payroll and related costs               224,088       145,073
       Bank overdraft payable                          235,145             -
       Deferred revenue                                 62,795        18,097
       Accrued bonus and  profit sharing
        contribution                                   418,911       122,251
       Billings in excess of costs and estimated
        earnings on uncompleted contracts                4,595       (14,108)
       Accrued Federal and state income taxes           54,790       132,171
       Deferred income taxes                          (115,594)     (115,595)
       Prepaid Federal and state income taxes                -        99,973
                                                   -----------   -----------
         Net cash provided by operating
          activities                                   880,388     1,299,924
                                                   -----------   -----------

   Cash flows from investing activities:
    Purchase of property and equipment                (619,457)     (842,880)
    Proceeds from disposal of property and
     equipment                                          19,198        49,645
    Capital contributed to joint venture            (1,900,023)            -
                                                   -----------   -----------
         Net cash used by investing activities     $(2,500,282)     (793,235)
                                                   -----------   -----------
PAGE

                         REMEDIATION TECHNOLOGIES, INC.
                      Consolidated Statements of Cash Flows
           For the Years Ended December 31, 1993 and 1992 (continued)


                                                           1993         1992
                                                           ----         ----

   Cash flows from financing activities:
    Proceeds from notes payable                    $ 1,500,000             -
    Principal repayments of notes payable             (319,156)     (319,159)
    Repayments under capital lease obligation           (2,390)            -
    Net advances (repayments) under Bank line of
     credit                                            180,000      (130,000)
    Proceeds from issuance of common stock           2,082,168        85,908
    Purchase of treasury stock                        (435,280)      (54,980)
                                                   -----------   -----------
         Net cash provided (used) by
          financing activities                       3,005,342      (418,231)
                                                   -----------   -----------

         Net increase in cash                        1,385,448        88,458

   Cash and cash equivalents at beginning of year      133,729        45,271
                                                   -----------   -----------

   Cash and cash equivalents at end of year        $ 1,519,177       133,729
                                                   ===========   ===========

   Supplemental disclosure of cash flow
    information:
     Cash paid for interest                        $    67,329       181,305
                                                   ===========   ===========
     Cash paid for income taxes                    $ 1,434,678       545,029
                                                   ===========   ===========

   Supplemental disclosure of non-cash investing and financing activities:

   In August, 1992 the Company contributed property and equipment with a net book value of $1,775,515 in exchange for a 50% interest in ReTec/Tetra, L.C., a joint venture.

   In September, 1993 the Company acquired equipment valued at $17,205 under a capital lease obligation for the same amount.

   During 1993, the Company exchanged cash plus equipment with a net book value of $4,388 for other like kind equipment.

   In April, 1993, the Company received 8,000 shares of its stock valued at $128,000 in repayment of certain notes receivable from stockholders




          See accompanying notes to consolidated financial statements.
PAGE

                         REMEDIATION TECHNOLOGIES, INC.
                   Notes to Consolidated Financial Statements


   (1) Nature of Business and Summary of Significant Accounting Policies
       -----------------------------------------------------------------

       (a) Nature of Business
           ------------------

       Remediation Technologies, Inc. ("the Company") and its wholly-owned subsidiary, ReTec Thermal, Inc. (formerly known as MoTec, Inc.), are environmental engineering companies which provide engineering consulting and field services to industrial and governmental clients. The Companies specialize in the application of innovative technologies for on-site treatment and remediation at hazardous waste sites.

       (b) Principles of Consolidation
           ---------------------------

       The consolidated financial statements include the accounts of ReTec Thermal, Inc., the Company's wholly-owned subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.

       (c) Revenue Recognition
           -------------------

       Revenue on contracts without a fixed price (time and material) is recognized as the work is performed in accordance with specific terms of each contract. Revenue on fixed fee and cost plus fixed fee contracts is recognized on a percentage of completion method as applied to the contract. The percentage of completion is determined by relating costs incurred to date to total estimated costs. Changes in estimated profit on contracts are reflected during the period in which the change in estimate is made. The entire amount of anticipated losses on contracts is charged to earnings as soon as such losses can be estimated.

       (d) Earnings Per Common and Common Equivalent Share
           -----------------------------------------------

       The computations of earnings per common share and common equivalent are based on the weighted average number of shares outstanding during the period after consideration of the dilutive effect of stock options and warrants.

       The following average shares were used for the computation of primary and fully diluted earnings per share:

                                                  1993         1992
                                                  ----         ----

       Primary                                  808,678     716,439
       Fully diluted                            827,022     716,439
PAGE

                         REMEDIATION TECHNOLOGIES, INC.
                   Notes to Consolidated Financial Statements


   (1) Nature of Business and Summary of Significant Accounting Policies
       -----------------------------------------------------------------
       (continued)

       (e) Depreciation and Amortization
           -----------------------------

       Depreciation of property and equipment is provided using accelerated methods over the estimated useful lives of the assets. Organization costs and goodwill are amortized on a straight-line basis over five and forty years, respectively. The costs of other intangible assets are also amortized on a straight-line basis over their respective estimated useful lives.

       (f) Income Taxes
           ------------

       The Company utilizes an asset and liability approach in accounting for income taxes as required by Statement of Accounting Standards No. 109 (SFAS 109). SFAS 109 requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. In estimating future tax consequences, SFAS 109 generally considers all expected future events other than enactments of changes in the tax law or rates.

       The provision for income taxes includes Federal and state income taxes currently payable and those deferred because of temporary differences between financial statement and tax bases of assets and liabilities.

       As of December 31, 1993, the only temporary difference between the financial statement carrying amounts and tax bases of company assets and liabilities relates to the use of a reserve for doubtful accounts for financial reporting purposes.

       Temporary differences between the financial statement carrying amounts and tax bases of assets and liabilities that gave rise to a significant portion of the deferred tax liability at December 31, 1992 resulted from the Company's use of the accrual basis of accounting for financial reporting purposes and the cash basis for income tax purposes prior to 1990.

       (g)  Statement of Cash Flows
            -----------------------

       For the purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with maturity of three months or less to be cash equivalents.
PAGE

                         REMEDIATION TECHNOLOGIES, INC.
                   Notes to Consolidated Financial Statements


   (1) Nature of Business and Summary of Significant Accounting Policies
       -----------------------------------------------------------------
       (continued)

       (h)  Concentration of Credit Risk
            ----------------------------

       Financial instruments which subject the Company to credit risk consist principally of temporary cash investments and trade receivables. The Company places its temporary cash investments ($1.5 million at December 31, 1993) with high quality financial institutions. At times such investments may be in excess of the FDIC limit. The Company's policy with respect to the credit risk of trade receivables is to evaluate, prior to contract signing, each customer's financial condition and determine the amount of open credit to be extended. The Company's three largest customers accounted for approximately 35% of sales in 1993 and 37% in 1992. The same customers accounted for approximately 29% and 30% of accounts receivable at December 31, 1993 and 1992, respectively.



   (2) Acquisition
       -----------

       In February, 1989, the Company's subsidiary, formerly named ReTec Acquisitions, Inc. acquired the assets of MoTec, Inc., (now known as ReTec Thermal, Inc.) an environmental contractor, for $895,966 including related expenses. The Company accounted for the acquisition using the purchase method. Accordingly, the assets of MoTec, Inc. have been recorded at their estimated fair values at the date of acquisition. The excess of purchase price over the fair value of the tangible and intangible assets acquired ("goodwill") is being amortized on a straight-line basis over 40 years. Direct costs incurred as a result of the acquisition ("organization costs") are being amortized on a straight-line basis over 5 years.

       The allocation of the purchase price and related costs is summarized below:

                     Property and equipment        $368,454
                     Patent                         272,200
                     Noncompetition agreement       200,000
                     Goodwill                        38,186
                     Organization costs              17,126
                                                   --------
                                                   $895,966
                                                   ========

       In 1992, the subsidiary's name was changed to ReTec Thermal, Inc. and all assets and liabilities held by the subsidiary prior to the change were transferred to the Company. The only asset currently held by the Company's subsidiary is a 50% ownership interest in the ReTec/Tetra, L.C. (note 3).
PAGE

                         REMEDIATION TECHNOLOGIES, INC.
                   Notes to Consolidated Financial Statements
                     December 31, 1993 and 1992 (continued)


   (2) Acquisition (continued)
       -----------

       The consolidated statements of earnings for the years ended December 31, 1993 and 1992 include a net loss of $124,224 and $285,302, respectively from the operations of the Company's subsidiary. This net loss represents the subsidiary's share of the net loss of ReTec/Tetra, L.C. (note 3).


   (3) Investment in Joint Venture
       ---------------------------

       The Company's wholly-owned subsidiary, ReTec Thermal, Inc., has a 50% ownership interest in a venture known as ReTec/Tetra, L.C. ("the joint venture"), a Texas Limited Liability Company formed in August, 1992, for the purpose of engaging in on-site hazardous waste remediation services. The investment in the joint venture is accounted for using the equity method.

       Summarized financial information of the joint venture at December 31, 1993 and 1992 is as follows:

                                                          1993          1992
                                                          ----          ----

       Assets:
        Current assets                              $1,273,451       438,694
        Property and equipment                       6,353,859     1,792,190
        Other assets                                   568,988       624,970
                                                    ----------    ----------

                                                    $8,196,298     2,855,854
                                                    ==========    ==========

       Liabilities and equity:
        Current liabilities                         $1,539,814       250,920
        Equity                                       6,656,484     2,604,934
                                                    ----------    ----------

                                                    $8,196,298     2,855,854
                                                    ==========    ==========

       Net sales                                    $2,565,236       353,865
                                                    ==========    ==========

       Net loss                                     $ (248,449)     (570,605)
                                                    ==========    ==========

       Company's equity in net loss                 $ (124,224)     (285,302)
                                                    ==========    ==========
PAGE

                         REMEDIATION TECHNOLOGIES, INC.
                   Notes to Consolidated Financial Statements
                     December 31, 1993 and 1992 (continued)


   (3) Investment in Joint Venture (continued)
       ---------------------------

       The Company contributed property and equipment with a book value of $1,775,515 and technology with a fair market value of $600,000 to the joint venture in exchange for its 50% interest. During 1993 the Company contributed an additional $1,902,364 to the capital of the joint venture. The Company's equity in the joint venture was $3,866,012 and $2,090,213 at December 31, 1993 and 1992, respectively.


   (4) Related Party Transaction
       -------------------------

       The Company recognized revenue of approximately $360,000 and $473,000 in 1993 and 1992, respectively, from ReTec/Tetra, L.C. for services rendered on behalf of the joint venture.


   (5) Costs and Estimated Earnings on Uncompleted Contracts
       -----------------------------------------------------

       Costs and estimated earnings on uncompleted contracts pertain to fixed-price contracts accounted for using the percentage of completion method as applied to the contract.

                                                           1993        1992
                                                           ----        ----

       Costs incurred on uncompleted
        contracts                                      $236,727      336,829
       Estimated earnings                                28,973       27,149
                                                       --------     --------
                                                        265,700      363,978

       Less: Billings to date                           269,479      325,052
                                                       --------     --------
                                                       $(3,779)       38,926
                                                       ========     ========

       Included in accompanying balance
        sheets under the following captions:
         Costs and estimated earnings in
          in excess of billings on
          uncompleted contracts                        $ 22,336       60,446

         Billings in excess of costs and
          estimated earnings on uncompleted
          contracts                                      26,115       21,520
                                                       --------     --------
                                                       $(3,779)       38,926
                                                       ========     ========
PAGE

                         REMEDIATION TECHNOLOGIES, INC.
                   Notes to Consolidated Financial Statements


   (6) Notes Receivable
       ----------------

       At December 31,  1992, the  Company had  notes receivable  due from stockholders amounting to $128,000. In April, 1993 the Company received from stockholders 8,000 shares of its Class A common stock as repayment of the notes. The $128,000 cost of redemption is included in treasury stock at December 31, 1993.


   (7) Intangible Assets
       -----------------

       The  components  of  other  intangible   assets,  net  of  accumulated
       amortization, and their estimated remaining useful lives were as follows at December 31, 1993:

                                         Estimated Remaining
                                                Life
                                         -------------------

       License agreement                      24 months            $   2,400
       Patent                                 48 months              138,937
                                                                   ---------
                                                                   $ 141,337
                                                                  =========


   (8) Bank Line of Credit
       -------------------

       At December 31, 1993 and 1992, the Company had a revolving Bank line of credit available in an amount determined based on a percentage of eligible accounts receivable. The maximum amount available under the line of credit is $4,000,000. Advances under the line of credit are payable on demand and bear interest at the Bank's prime rate plus 1/2%. The Company is also charged a fee of 1/2% on the unused portion of the facility. Borrowings are secured by substantially all assets of the Company. There was $810,000 and $630,000 outstanding under this line of credit at December 31, 1993 and 1992, respectively.
PAGE

                         REMEDIATION TECHNOLOGIES, INC.
                   Notes to Consolidated Financial Statements


   (9) Notes Payable
       -------------

       Notes payable at December 31, 1993 and 1992 consisted of the following:

                                                          1993          1992
                                                          ----          ----
       $1,500,000  subordinated   note  payable
       dated October 28,  1993 bearing interest
       at 8%.   Interest only  is payable  on a
       quarterly basis until  November, 1996 at
       which time  the Company  is  required to
       begin making  quarterly  installments of
       principal under the note of $93,750 plus
       interest   through   August,   2000.   A
       redemption premium of 8%  in 1994, 6% in
       1995, 4%  in  1996  and  2%  in  1997 is
       payable with  respect  to  any principal
       installments  made  in   excess  of  the
       required amounts.   The note  was issued
       pursuant to  a related  Warrant Purchase
       Agreement under which the Company issued
       to  the  lender   warrants  to  purchase
       46,875 shares of Class A common stock at
       a purchase price of $16.00 per share
       (note 13).                                    $1,500,000            -

       $1,000,000 term note  payable to  a Bank
       dated July 12, 1991  bearing interest at
       the   Bank's   prime   rate   plus   1%.
       Principal under the note of $71,429 plus
       interest is  payable  quarterly  through
       June 30, 1995.  The debt was incurred to
       finance   the   purchase    of   certain
       equipment which  was contributed  to the
       joint venture  (note  3) in  1992.   The
       note is  secured  by  shares  of  common
       stock in the Company's wholly owned
       subsidiary, ReTec Thermal, Inc.                  428,571      714,285
PAGE

                         REMEDIATION TECHNOLOGIES, INC.
                   Notes to Consolidated Financial Statements


   (9) Notes Payable (continued)
       -------------
                                                         1993          1994
                                                         ----          ----
       $158,355 unsecured term  note payable to
       a former stockholder dated September 29,
       1989.  Proceeds from  the note were used
       to fund the purchase  of treasury shares
       of  common   stock   from   the   former
       stockholder.  The  note will  be paid in
       ten equal annual  principal installments
       of $15,836 and  interest installments of
       $8,839  beginning  September  29,  1990.
       The weighted average interest rate over
       the term of the note is 9% per annum.             95,014      110,848

       $18,345 unsecured  term note  payable to
       the estate of a former stockholder dated
       December 17,  1990.   Proceeds  from the
       note were used  to fund  the purchase of
       treasury shares of common stock from the
       estate.  The  note will be  paid in five
       equal annual  principal  installments of
       $3,669  beginning  December   17,  1991.
       Interest on  the  note  accrues  on  the
       unpaid principal  balance   at  a Bank's
       prime interest rate and is payable
       annually.                                          7,338       11,007

       $69,695 unsecured term note payable to the
       estate of  a  former  stockholder  dated
       December 17,  1990.   Proceeds  from the
       note were used  to fund  the purchase of
       treasury shares of common stock from the
       estate of  a  former  stockholder.   The
       note will be  paid in  five equal annual
       principal   installments    of   $13,939
       beginning December  17, 1991.   Interest
       on  the  note  accrues   on  the  unpaid
       principal  balance  at  a  Bank's  prime
       interest rate and is also payable
       annually.                                         27,878       41,817
                                                     ----------   ----------

       Total notes payable                            2,058,801      877,957

       Less current installments of notes payable       319,157      319,157
                                                     ----------   ----------

       Notes payable, excluding current
       installments                                  $1,739,644      558,800
                                                     ==========   ==========


PAGE

                         REMEDIATION TECHNOLOGIES, INC.
                   Notes to Consolidated Financial Statements


   (9) Notes Payable (continued)
       -------------

       The aggregate maturities of notes payable for the next five years are as follows:
                       1994                          $319,157
                       1995                           176,302
                       1996                           109,586
                       1997                           390,836
                       1998                           390,836

   (10) Capital Lease Obligation
        ------------------------
                                                           1993      1992
                                                           ----      ----

       September, 1993 agreement with a leasing
       company.  The  obligation is payable  in
       36  monthly   principal   and   interest
       installments  of  $550  through  August,
       1996.  Equipment  capitalized under  the
       lease  in  the  amount  of   $17,205  is
       included in the balance sheet
        as equipment at December 31, 1993.           $   14,815            -

        Less current installments of capital lease
         obligation                                       3,345            -
                                                     ----------   ----------

        Capital lease obligation, net of current
         installments                                $   11,470            -
                                                     ==========   ==========

       Minimum payments under the lease obligation for the remainder of the lease term are as follows:

                       1994                          $ 6,600
                       1995                            6,600
                       1996                            4,400
                                                     -------
                                                      17,600
                  Less amount representing
                   interest at 9.9%                    2,785
                                                     -------

                  Present value of net minimum
                   lease payments                    $14,815
                                                     =======

   (11) Capital Stock
        -------------

       In March, 1993 the Company restated its certificate of incorporation to provide for the establishment of a second class of common stock. The restated certificate of incorporation authorized the issuance of 125,000 shares of $.01 par value Class B common stock and provided that each share of previously authorized common stock be reclassified as Class A common stock.
PAGE

                         REMEDIATION TECHNOLOGIES, INC.
                   Notes to Consolidated Financial Statements


   (11) Capital Stock (continued)
        -------------

       The total number of shares of all classes of capital stock that the Corporation has authority to issue was increased from 2,000,000 at December 31, 1992 to 3,000,000 consisting of 1,875,000 shares of Class A common stock, 125,000 shares of Class B common stock and 1,000,000 shares of preferred stock.

       The Company's capital structure was amended as discussed above to facilitate a March, 1993 stock purchase agreement under which the Company sold all 125,000 authorized shares of its Class B common stock to Advent International (109,375 shares) and Edison Ventures (15,625 shares) for $2,000,000 ($16.00 per share). The proceeds from the sale were used for working capital and general corporate purposes, for repayment of loans and for funding of the ReTec/Tetra joint venture.

       The Class B common stock ranks senior to the Company's Class A common stock as to liquidation rights and is convertible to Class A common stock upon the approval of the shareholders of a majority of the outstanding shares of Class B common stock. The number of shares of Class A common stock to which a holder of Class B common stock is entitled to receive upon conversion is initially one share of Class A common stock for each share of Class B common stock converted. The ratio increases upon the dilutive issuance of Class A common stock or convertible securities. The Class B common stock shares also possess certain registration and demand rights.


   (12) Stock Option Plan
        -----------------

       In 1986, the Company adopted the 1986 Stock Option Plan for which 150,000 shares of common stock were reserved for issuance to employees. In 1988, 1991, and 1993 the stock option plan was amended and, in total, an additional 225,000 shares of common stock were reserved (100,000 in 1988, 75,000 in 1991, and 50,000 in 1993) to
       increase the total shares of common stock that have been reserved to 375,000. Options granted under the plan may be qualified or non-qualified. The options are granted at prices determined by the Board of Directors or designee and are exercisable ratably over a two to four-year period from the date of grant. At December 31, 1993, there were outstanding incentive stock options for the purchase of
PAGE

                         REMEDIATION TECHNOLOGIES, INC.
                   Notes to Consolidated Financial Statements


   (12) Stock Option Plan (continued)
        -----------------

       319,495 shares and non-qualified options for the purchase of 6,000 shares. At December 31, 1992, there were outstanding incentive stock options for the purchase of 306,250 shares and non-qualified options for the purchase of 8,500 shares. Stock option activity is summarized as follows:

                                                       Outstanding
                                                         Options
                                                -------------------------
                                       Shares   Number of       Price Per
                                     Available    Shares          Share
                                     ---------  ---------       ---------

        Balance at December 31, 1991   20,350    304,650

         Options granted              (19,600)    19,600    $ 13.00 - 14.00
         Options exercised              7,233     (7,233)   $  6.20 -  9.40
         Options canceled               2,267     (2,267)   $  8.50 -  9.40
                                      -------    -------

        Balance at December 31, 1992   10,250    314,750

        Additional options reserves    50,000          -
         Options granted              (20,600)    20,600    $ 16.00
         Options exercised              9,355     (9,355)   $  4.00 -  8.50
           Options canceled               500       (500)   $ 14.00
                                      -------    -------
       Balance at December 31, 1993    49,505    325,495    $  1.00 - 16.00
                                      =======    =======

       At December 31, 1993 and 1992, 268,360 and 240,949 shares were exercisable, respectively.


   (13) Common Stock Warrants
        ---------------------

       At December 31, 1993 there was a warrant outstanding to purchase 46,875 shares of Class A common stock for $16.00 per share. The warrant is exercisable in full or in part until the later of August 31, 2000 or at such time as all principal and interest on the related note is paid in full. The warrant was issued in October, 1993 in conjunction with the issuance of a $1.5 million subordinated note payable (note 9). All shares issuable under the warrant possess certain demand and registration rights, separate from those rights of the Class B common stockholders.
PAGE

                         REMEDIATION TECHNOLOGIES, INC.
                   Notes to Consolidated Financial Statements


   (14) Income Tax Expense
        ------------------

       Income tax  expense at  December 31,  1993  and 1992  consists of  the following:
                       Current            Deferred              Total
                       -------            --------              -----
                    1993     1992      1993      1992        1993      1992
                    ----     ----      ----      ----        ----      ----

   Federal   $ 1,149,597  629,362  (120,206)  (95,858)  1,029,391   533,504
   State         336,970  147,810   (35,526)  (19,736)    301,444   128,074
             -----------  -------  --------  --------   ---------   -------
             $ 1,486,567  777,172  (155,732) (115,594)  1,330,835   661,578
             ===========  =======  ========  ========   =========   =======

   (15) Leases
        ------

       The Company leases its office facilities under operating leases expiring at various dates to 1999. Future minimum lease payments for the next five years under non-cancelable operating leases as of December 31, 1993 are:

                  1994                               $  769,652
                  1995                                  756,330
                  1996                                  624,564
                  1997                                  346,696
                  1998                                  291,396
                                                     ----------
                   Total                             $2,788,638
                                                     ==========

       Rental expense for the years ended December 31, 1993 and 1992 amounted to $896,153 and $758,363, respectively.

   (16) Employee Benefit Plan
        ---------------------

       In 1987, the Company adopted an Employee Savings and Profit Sharing Plan ("the Plan") in accordance with Section 401(k) of the Internal Revenue Code. The Plan allows employees to defer up to 15% of their income on a pretax basis through contributions to the Plan up to prescribed Internal Revenue Code limitations. In line with the provisions of the Plan, the Company will contribute 50% of each employee's contribution up to the first six percent of salary. In addition, the Company may make, at its discretion, a contribution from profits in an amount determined by the Board of Directors. The
       Company contributed $401,770 and $334,898 to the Plan in 1993 and 1992, respectively.


   (17) Loan Guarantee
        --------------

       The Company has guaranteed repayment of up to $500,000 of amounts advanced to ReTec/Tetra, L.C. under a revolving promissory note with a Bank. There were no advances outstanding under the guaranteed note at December 31, 1993.
PAGE

   Remediation Technologies, Inc.
   Consolidated Balance Sheets  (Unaudited) (In thousands)


                                       September 30, 1995  December 31, 1994
                                       ------------------  -----------------

   ASSETS
   Current Assets:
    Cash and cash equivalents                    $   313            $   625
    Accounts receivable and unbilled sales,
     net of allowance for doubtful accounts
     of $279 and $208                             12,132             11,072
    Costs and estimated earnings in excess of
     billings on uncompleted contracts                 -                 62
    Notes receivable                                 102                  -
    Deferred income taxes                             74                144
    Prepaid federal income taxes                       -                545
    Prepaid expenses and other assets                 85                 78
                                                 -------            -------

       Total current assets                       12,706             12,526
                                                 -------            -------

   Property and Equipment, at Cost                 4,298              3,623

    Less: Accumulated depreciation and
          amortization                             2,854              2,470
                                                 -------            -------

       Net property and equipment                  1,444              1,153
                                                 -------            -------

   Investment in Joint Venture                     5,087              5,100
                                                 -------            -------

   Other Assets                                      227                189
                                                 -------            -------

                                                 $19,464            $18,968
                                                 =======            =======







                 The accompanying notes are an integral part of
                    these consolidated financial statements.
PAGE

   Remediation Technologies, Inc.
   Consolidated Balance Sheets (Unaudited) (In thousands except share amounts) (continued)

                                       September 30, 1995  December 31, 1994
                                       ------------------  -----------------

   LIABILITIES AND STOCKHOLDERS' EQUITY
   Current Liabilities:
    Current portion of note payable and
     capital lease obligation                    $    21            $    21
    Accounts payable and accrued expenses          2,770              4,160
    Billings in excess of costs and estimated
     earnings on uncompleted contracts                 -                332
    Deferred revenue                                  19                128
    Accrued payroll and employee benefits          1,844              1,657
    Accrued federal and state income taxes            27                127
                                                 -------            -------

       Total current liabilities                   4,681              6,425
                                                 -------            -------

   Long-term Debt:
    Note payable                                   1,500              1,500
    Capital lease obligations                          -                  6
                                                 -------            -------

       Total long-term debt                        1,500              1,506
                                                 -------            -------

   Contingency (Note 2)

   Stockholders' Equity:
    Common stock (Class B), $.01 par value,
     125,000 shares authorized, issued and
     outstanding                                       1                  1
    Common stock (Class A), $.01 par value,
     1,875,000 shares authorized; 514,047 and
     598,458 shares issued in 1995 and 1994            6                  6
    Preferred stock, $.01 par value, 1,000,000
     shares authorized; none issued                    -                  -
    Stock options outstanding                         22                  -
    Additional paid-in capital                     3,864              3,848
    Retained earnings                             10,501              8,254
                                                 -------            -------
                                                  14,394             12,109

    Less: treasury stock at cost, 89,111
     and 87,259 shares                            (1,111)            (1,072)
                                                 -------            -------

       Total stockholders' equity                 13,283             11,037
                                                 -------            -------

                                                 $19,464            $18,968
                                                 =======            =======



                 The accompanying notes are an integral part of
                    these consolidated financial statements.
PAGE

   Remediation Technologies, Inc.
   Consolidated Statement of Earnings (Unaudited) (In thousands except per share amounts)


                                                        Nine Months Ended
                                                          September 30,
                                                        -----------------
                                                          1995       1994
                                                        ------     ------

   Project revenues                                    $31,785    $26,794

   Direct project costs                                 18,058     14,145
                                                       -------    -------

   Gross profit                                         13,727     12,649
                                                       -------    -------

   Selling, general and administrative expenses          9,913      9,016
                                                       -------    -------

   Earnings from operations before income taxes          3,814      3,633
                                                       -------    -------

   Other income (expense):
    Gain on sale of property and equipment, net              5          1
    Equity in net income (loss) of joint venture           (14)       761
    Interest, net                                          (62)      (123)
                                                       -------    -------

   Total other income (expense)                            (71)       639
                                                       -------    -------

   Earnings before income taxes                          3,743      4,272
   Income tax expense                                    1,497      1,752
                                                       -------    -------

   Net earnings                                        $ 2,246    $ 2,520
                                                       =======    =======

   Net earnings per common and common equivalent
    share:
     Primary                                           $  2.53    $  2.91
                                                       =======    =======

     Fully diluted                                     $  2.53    $  2.90
                                                       =======    =======





                 The accompanying notes are an integral part of
                    these consolidated financial statements.
PAGE

   Remediation Technologies, Inc.
   Consolidated Statements of Cash Flows (Unaudited) (In thousands)


                                                        Nine Months Ended
                                                          September 30,
                                                        -----------------
                                                          1995       1994
                                                        ------     ------
   Operating Activities:
    Net earnings                                       $ 2,246    $ 2,520
    Adjustments to reconcile net earnings to net cash
     provided by operating activities:
      Depreciation and amortization                        412        393
      Company's share of joint venture income               13       (761)
       Changes in current accounts:
        Accounts receivable                             (1,330)     2,412
        Other current assets                               584         66
        Accounts payable                                  (593)    (1,413)
        Bank overdraft payable                               -     (1,239)
        Other current liabilities                         (969)      (709)
                                                       -------    -------
         Net cash provided by operating activities         363      1,269
                                                       -------    -------

   Investing Activities:
    Purchases of property, plant and equipment            (722)      (508)
    Proceeds from sale of property, plant and
     equipment                                              47         32
    Capital contributed to joint venture                     -       (612)
                                                       --------   -------
         Net cash used in investing activities            (675)    (1,088)
                                                       --------   -------

   Financing Activities:
    Purchase of treasury stock                               -        (30)
                                                       -------    -------
         Net cash used in financing activities               -        (30)
                                                       -------    -------

   Increase (Decrease) in Cash and Cash Equivalents       (312)       151
   Cash and Cash Equivalents at Beginning of Period        625      1,519
                                                       -------    -------
   Cash and Cash Equivalents at End of Period          $   313    $ 1,670
                                                       =======    =======









                 The accompanying notes are an integral part of
                    these consolidated financial statements.
PAGE

   Remediation Technologies, Inc.
   Notes to Consolidated Financial Statements - September 30, 1995 (Unaudited)

   1.   General

        The interim consolidated financial statements presented have been prepared by Remediation Technologies, Inc. (the Company) without audit and, in the opinion of management, reflect all adjustments of a normal recurring nature necessary for a fair statement of (a) the results of operations for the nine-month periods ended September 30, 1995 and 1994, (b) the financial position at September 30, 1995, and (c) the cash flows for the nine-month periods ended September 30, 1995 and 1994. Interim results are not necessarily indicative of results for a full year.

        The consolidated balance sheet presented as of December 31, 1994, has been derived from the consolidated financial statements that have been audited by the Company's independent public accountants. The consolidated financial statements and notes do not contain certain information included in the annual financial statements and notes of the Company. The consolidated financial statements and notes included herein should be read in conjunction with the financial statements and notes included in this Amendment No. 1 on Form 8-K/A.

   2.   Contingency

        On August 22, 1995, Scaltech, Inc. (Scaltech), a competitor of ReTec/Tetra L.C. (ReTec/Tetra), a 50% owned joint venture of a wholly owned subsidiary of the Company, filed a complaint against ReTec/Tetra in the United States District Court in the Southern District of Texas. Scaltech alleged that ReTec/Tetra offered services to certain of its clients that infringed patents owned by Scaltech. The allegations involve certain Retec/Tetra processes for producing delayed coker quench streams. ReTec/Tetra subsequently filed a counterclaim, which Scaltech answered.
   The parties are now engaged in discovery relating to the litigation. ReTec/Tetra is unable to predict the outcome of this matter, although an unfavorable resolution could have a material adverse effect on ReTec/Tetra's financial condition, results of operations and cash flows.
PAGE

                         Report of Independent Auditors
                         ------------------------------


   The Supervisory Board
   RETEC/TETRA L.C.

   We have audited the accompanying balance sheets of RETEC/TETRA L.C. (a Limited Liability Corporation) ("the Company") as of December 31, 1994, 1993, and 1992, and the related statements of operations, members' equity, and cash flows for the years ended December 31, 1994 and 1993, and the period from August 1, 1992 (date of inception) to December 31, 1992. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of RETEC/TETRA L.C. at December 31, 1994, 1993, and 1992, and the results of its operations and its cash flows for the years ended December 31, 1994 and 1993, and the period from August 1, 1992 (date of inception) to December 31, 1992, in conformity with generally accepted accounting principles.

   As discussed in Note B to the financial statements, in 1993 the Company changed its methods of depreciation.



                                                ERNST & YOUNG LLP



   Houston, Texas
   February 28, 1995
PAGE

                                RETEC/TETRA L.C.
                                 BALANCE SHEETS


                                                      December 31,
                                            1994         1993           1992
                                     -----------  -----------    -----------

   ASSETS
   Current Assets:
    Cash and cash equivalents       $   205,127   $   182,339   $    83,726
    Trade accounts receivable         1,547,846       972,725       208,638
    Accounts receivable from
     related parties                        359         5,088       126,665
    Prepaid expenses and other
     current assets                     310,109       113,299        19,665
                                    -----------   -----------   -----------
       Total Current Assets           2,063,441     1,273,451       438,694

   Property, Plant and Equipment
    Treatment plant equipment         2,926,399     3,591,467     1,653,542
    Machinery and equipment           6,905,683     1,425,642             -
    Automobiles and other equipment     348,709       415,617        16,052
    Construction in progress            468,704     1,725,599       360,328
                                    -----------   -----------   -----------
                                     10,649,495     7,158,325     2,029,922
    Less accumulated depreciation    (2,225,168)     (804,466)     (237,732)
                                    ------------  ------------  -----------
       Net Property, Plant and
        Equipment                     8,424,327     6,353,859     1,792,190

   Other Assets:
    Technology, patents and
     licenses, net of accumulated
     amortization of $169,178 in
     1994, $98,150 in 1993, and
     $27,630 in 1992                    500,705       568,988       624,970
                                    -----------   -----------   -----------
    Total Assets                    $10,988,473   $ 8,196,298   $ 2,855,854
                                    ============  ===========   ===========

   LIABILITIES AND MEMBERS' EQUITY

   Current Liabilities:
    Trade accounts payable          $ 1,224,287   $   539,846   $     8,960
    Accounts payable to related
     parties                            108,479       563,821       178,139
    Accrued expenses                    530,857       436,147        63,822
                                    -----------   -----------   -----------
       Total Current Liabilities      1,863,623     1,539,814       250,921

   Members' Equity

    Invested capital                  8,675,539     7,475,539     3,175,539
    Retained earnings (deficit)         449,311      (819,055)     (570,606)
                                    -----------   ------------  -----------
       Total Members' Equity          9,124,850     6,656,484     2,604,933
                                    -----------   -----------   -----------
    Total Liabilities and Members'
     Equity                         $10,988,473   $ 8,196,298   $ 2,855,854
                                    ===========   ===========   ===========

                            See  Accompanying  NotesPAGE

                                RETEC/TETRA L.C.
                            STATEMENTS OF OPERATIONS



                                                                 Period From
                                                                   August 1,
                                                                  1992 (date
                                                                   of incep-
                                      Year Ended    Year Ended      tion) to
                                    December 31,  December 31,  December 31,
                                            1994          1993          1992
                                    ------------  ------------  ------------

   Revenues                          $11,267,503   $ 2,565,236    $  353,865
   Cost of Revenues                    8,753,558     1,855,834       495,949
                                     -----------   -----------    ----------
   Gross Profit                        2,513,945       709,402      (142,084)

   General and administrative
    expenses                           1,371,927     1,053,865       428,522
                                     -----------   -----------    ----------
   Operating gain (loss)               1,142,018      (344,463)     (570,606)
   Gain on sale of fixed assets          126,348        96,014             -
                                     -----------   -----------    ----------
   Net income (loss)                 $ 1,268,366   $  (248,449)   $ (570,606)
                                     ===========   ===========    ==========


                            See  Accompanying  Notes
PAGE

                                RETEC/TETRA L.C.
                          STATEMENTS OF MEMBERS' EQUITY



                                 TETRA           Remediation
                          Technologies, Inc.  Technologies, Inc.     Total
                          ------------------  ------------------  ----------

   Balance at August 1, 1992     $        -       $        -      $        -

    Capital Contribution            800,000        2,375,539       3,175,539

    1992  net loss                 (285,303)        (285,303)       (570,606)
                                 -----------      -----------     ----------

   Balance at December 31, 1992     514,697        2,090,236       2,604,933

    Capital Contribution          2,400,000        1,900,000       4,300,000

    1993  net loss                 (124,225)        (124,224)       (248,449)
                                 ----------       ----------      ----------

   Balance at December 31, 1993   2,790,472        3,866,012       6,656,484

    Capital Contribution            600,000          600,000       1,200,000

    1994  net gain                  634,183          634,183       1,268,366
                                 ----------       ----------      ----------

   Balance at December 31, 1994  $4,024,655       $5,100,195      $9,124,850
                                 ==========       ==========      ==========


                            See  Accompanying  Notes
PAGE

                                RETEC/TETRA L.C.
                            STATEMENTS OF CASH FLOWS

                                                                 Period From
                                                                   August 1,
                                                                  1992 (date
                                                                   of incep-
                                      Year Ended    Year Ended      tion) to
                                    December 31,  December 31,  December 31,
                                            1994          1993          1992
                                    ------------  ------------  ------------

   Operating Activities:
    Net income (loss)                $ 1,268,366   $  (248,449)  $  (570,606)
    Adjustments to reconcile net
     income (loss) to cash provided
     by operating activities:
      Depreciation and amortization    1,511,421       644,287       265,362
      Gain of the sale of fixed
       assets                           (126,348)      (96,014)            -
      Changes in operating assets
       and liabilities:
        Accounts receivable             (570,392)     (642,510)     (335,303)
        Prepaid expenses and other
         current assets                 (196,810)       (7,070)      (19,665)
        Trade accounts payable and
         accrued expenses                323,810     1,288,893       250,921
                                     -----------   -----------   -----------
          Net cash provided by
           operating activities        2,210,047       939,137      (409,291)

   Investing Activities:
    Acquisition of TRW Environmental
     Services property                         0    (1,000,000)            -
    Purchase of property, plant
     and equipment                    (3,557,572)   (4,242,323)     (254,383)
    Purchase of patents, royalties
     and technologies                     (2,745)      (14,537)      (52,600)
    Proceeds from sale of assets .       173,058       116,336             -
                                     -----------   -----------   -----------
          Net cash used in investing
           activities                 (3,387,259)   (5,140,524)     (306,983)

   Financing Activities:

    Capital investment - TETRA           600,000     2,400,000       800,000
    Capital investment - RETEC           600,000     1,900,000             -
                                     -----------   -----------   -----------
         Net cash provided by
          financing activities         1,200,000     4,300,000       800,000

   Increase in cash and cash
    equivalents                           22,788        98,613        83,726

   Cash and Cash Equivalents at
    Beginning of Period                  182,339        83,726             -
                                     -----------   -----------   -----------

   Cash and Cash Equivalents at End
    of Period                        $   205,127   $   182,339   $    83,726
                                     ===========   ===========   ===========

                            See  Accompanying  NotesPAGE

                                RETEC/TETRA L.C.
                          Notes To Financial Statements
                        December 31, 1994, 1993 and 1992


    NOTE A - ORGANIZATION AND OPERATIONS

         RETEC/TETRA L.C. ("The Company") was formed August 1, 1992 as a 50%/50% joint venture with RETEC/Thermal (RETEC), a wholly-owned subsidiary of Remediation Technologies, Inc. and TETRA/Thermal, (TETRA) a wholly-owned subsidiary of Tetra Technologies, Inc. The joint venture was established to market RETEC's proprietary thermal desorption process and TETRA's process operations expertise to the nation's petroleum refineries.

    NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    Concentration of Credit Risk

         Financial instruments which subject the Company to concentrations of credit risk consist principally of trade receivables. The Company's policy is to evaluate, prior to contract signing, each customer's financial condition and determine the amount of open credit to be extended; generally collateral is not required. The trade receivables primarily include activity with major petroleum refinery companies. The two largest contracts accounted for 54% and 20% of revenues in 1994 and 46% and 20% of revenues in 1993.

    Property, Plant and Equipment

         Property, plant, and equipment are stated at the value per the formation agreement of the assets contributed by RETEC upon formation of the venture and at cost for assets purchased. Expenditures that increase the useful lives of assets are capitalized. The costs of repairs and maintenance are charged to operations as incurred. Assets contributed at the Company's formation are depreciated using a declining-balance method converting to the straight-line method. All assets acquired subsequent to formation are depreciated using the straight-line method. The estimated useful lives of assets are as follows:

         Treatment plant equipment  .......  2 to 7 years
         Machinery and Equipment   ........  2 to 5 years
         Automobiles and other equipment  .  2 to 4 years

    Technology, Patents and Licenses

         Technology, patents and licenses, which relate to proprietary waste treatment processes contributed by RETEC, are stated at the value per the formation agreement. Patents and licenses are amortized over the estimated useful lives generally ranging from five to ten years. Technologies are amortized over estimated useful lives from eight to ten years.

    Income Taxes

         The Company has elected to be treated as a partnership for federal income tax purposes. RETEC and TETRA include their respective shares of the net income(loss) of the Company in their federal and state tax returns.
PAGE

                                RETEC/TETRA L.C.
                          Notes To Financial Statements
                        December 31, 1994, 1993 and 1992

    NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

    Allocation of Joint Venture Profit and Loss

         In accordance with the formation agreement, net income(loss) is to  be
    allocated  to  RETEC  and  TETRA  in  accordance  with  their   partnership
    interests.

    Operating Leases

         The Company periodically enters into operating leases for various pieces of equipment. Aggregate rental expense under these agreements was $585,176 and $229,222 in 1994 and 1993, respectively. Minimum future annual lease payments under non-cancelable operating leases are as follows for the years ending December 31:
    1995 -$108,538; 1996  - $105,248; 1997  - $32,159; 1998  - $13,606; 1999  -
    $6,803;  Grand total  is  $266,354.

    NOTE C - RELATED PARTY TRANSACTIONS

         The  Company  was  billed   approximately  $1,108,360  in  1994,   and
    $1,291,000 in 1993 by the owners, primarily Tetra, for administrative services and materials rendered on behalf of the Company.

    NOTE D - CAPITAL CONTRIBUTIONS

         The Company was initially capitalized with TETRA contributing $800,000 in cash and RETEC contributing thermal plant equipment valued at $1,775,539 and thermal desorption process technology valued at $600,000. Each partner contributed $600,000 in 1994 and $1.4 million in 1993 in additional capital to fund the construction of two new projects. Additionally, TETRA contributed $500,000 of working capital in 1993. TETRA is obligated under the formation agreement to provide additional working capital required by the Company in the amount of $1,075,540.

    NOTE E - ACQUISITIONS

         In September 1993, the Company acquired the assets of the Environmental Services Division of TRW for $1 million, with each partner contributing $500,000. The TRW Division prepared refinery K-waste for disposal.

    NOTE F - DEBT

         The Company has credit agreements that consist of a $500,000 revolving credit agreement and a $2,040,000 advancing promissory note which will convert to a term note. The revolving note is committed through December 15, 1995 with a commitment fee of 3/8% on the unused portion of the loan. The advancing promissory note is due on or before February 15, 2000. Both agreements bear interest at the prime rate . There were no borrowings under these agreements at December 31, 1994. Subsequent to December 31, 1994, the Company drew $800,000 under the advancing promissory note to fund new capital expenditures.
PAGE

    ReTec/Tetra L.C.
    Consolidated Balance Sheets (Unaudited) (In thousands)

                                                 September 30,   December 31,
                                                          1995           1994
                                                 -------------   ------------

    ASSETS
    Current Assets:
     Cash and cash equivalents                          $   122        $   205
     Accounts receivable                                  1,458          1,548
     Prepaid expenses and other current assets              613            310
                                                        -------        -------

        Total Current Assets                              2,193          2,063
                                                        -------        -------

    Property, Plant and Equipment, at Cost               15,075         10,649

     Less: Accumulated depreciation and
      amortization                                       (4,411)        (2,225)
                                                        -------        -------

        Net Property, Plant and Equipment                10,664          8,424
                                                        -------        -------

    Other Assets                                            521            501
                                                        -------        -------

    Total Assets                                        $13,378        $10,988
                                                        =======        =======

    LIABILITIES AND MEMBERS' EQUITY
    Current Liabilities:
     Accounts payable                                   $   641        $ 1,333
     Other accrued expenses                                 441            530
                                                        -------        -------

        Total Current Liabilities                         1,082          1,863
                                                        -------        -------

    Notes Payable                                         3,198              -
                                                        -------        -------

    Contingency (Note 2)

    Members' Equity:
     Invested capital                                     8,676          8,676
     Retained earnings                                      422            449
                                                        -------        -------

        Total Members' Equity                             9,098          9,125
                                                        -------        -------

    Total Liabilities and Members' Equity               $13,378        $10,988
                                                        =======        =======


     The accompanying notes are an integral part of these financial statements. PAGE

    ReTec/Tetra L.C.
    Statements of Operations (Unaudited) (In thousands)


                                                            Nine Months Ended
                                                               September 30,
                                                            -----------------
                                                               1995      1994
                                                            -------    ------

    Revenues                                                 $7,222    $8,733
    Cost of Revenues                                          5,403     5,546
                                                             ------    ------
    Gross Profit                                              1,819     3,187

    General and Administrative Expenses                       1,698     1,580
                                                             ------    ------

    Operating Gain                                              121     1,607

    Interest Expense and Other Income, Net                     (146)      (87)
                                                             ------    ------

    Net Income (Loss)                                        $  (25)   $1,520
                                                             ======    ======

















     The accompanying notes are an integral part of these financial statements. PAGE

    ReTec/Tetra L.C.
    Statements of Cash Flows (Unaudited) (In thousands)


                                                           Nine Months Ended
                                                              September 30,
                                                          -------------------
                                                             1995        1994
                                                          -------      ------
    Operating Activities:
     Net income (loss)                                    $   (25)     $ 1,520
     Adjustments to reconcile net income (loss) to
      net cash provided by operating activities:
       Depreciation and amortization                        1,680        1,009
       Gain on sale of investments                             23         (128)
       Changes in current accounts:
       Accounts receivable                                     90       (1,052)
       Other current assets                                  (351)        (170)
       Current liabilities                                   (783)         (22)
                                                          -------      -------
        Net cash provided by operating activities             634        1,157
                                                          -------      -------

    Investing Activities:
     Purchases of property, plant and equipment            (3,950)      (2,546)
     Proceeds from sale of property, plant and equipment       61          174
     Purchase of patent                                       (26)          (3)
                                                          -------      -------
        Net cash used in investing activities              (3,915)      (2,375)
                                                          -------      -------

    Financing Activities:
     Capital investment - TETRA                                 -          600
     Capital investment - RETEC                                 -          600
     Issuance of note payable                               3,198            -
                                                          -------      -------
        Net cash provided by financing activities           3,198        1,200
                                                          -------      -------

    Decrease in Cash and Cash Equivalents                     (83)         (18)
    Cash and Cash Equivalents at Beginning of Period          205          182
                                                          -------      -------
    Cash and Cash Equivalents at End of Period            $   122      $   164
                                                          =======      =======








     The accompanying notes are an integral part of these financial statements. PAGE

    ReTec/Tetra L.C.
    Notes to Financial Statements - September 30, 1995 (Unaudited)


    1.   General

         The interim financial statements presented have been prepared by ReTec/Tetra L.C. (the Company) without audit and, in the opinion of management, reflect all adjustments of a normal recurring nature necessary for a fair statement of (a) the results of operations for the nine-month periods ended September 30, 1995 and 1994, (b) the financial position at September 30, 1995, and (c) the cash flows for the nine-month periods ended September 30, 1995 and 1994. Interim results are not necessarily indicative of results for a full year.

         The balance sheet presented as of December 31, 1994, has been derived from the financial statements that have been audited by the Company's independent public accountants. The financial statements and notes do not contain certain information included in the annual financial statements and notes of the Company. The financial statements and notes included herein should be read in conjunction with the financial statements and notes included in this Amendment No. 1 on Form 8-K/A.


    2.   Contingency

         On August 22, 1995, Scaltech, Inc. ("Scaltech"), a competitor of the Company, filed a complaint against the Company in the United States District Court in the Southern District of Texas. Scaltech alleged that the Company offered services to certain of its clients that infringed patents owned by Scaltech. The allegations involve certain of the Company's processes for producing delayed coker quench streams. The Company subsequently filed a counterclaim, which Scaltech answered. The parties are now engaged in discovery relating to the litigation. The Company is unable to predict the outcome of this matter, although an unfavorable resolution could have a material adverse effect on the Company's financial condition, results of the operations and cash flows.
PAGE

                                                                     FORM 8-K/A


    Item 7.  Financial Statements, Pro Forma Combined Condensed Financial
             ------------------------------------------------------------
             Information and Exhibits
             ------------------------

             (b) Pro Forma Combined Condensed Financial Information

          The following unaudited pro forma combined condensed financial statements set forth the results of operations for the year ended April 1, 1995 and the six months ended October 1, 1994 and September 30, 1995, as if the acquisition of Remediation Technologies, Inc. (ReTec) by Thermo Remediation had occurred at the beginning of 1994 and the financial position as of September 30, 1995, as if the acquisition had occurred as of that date. ReTec has a financial year which differs from the Company's fiscal year end, therefore, the pro forma combined statement of income for the year ended April 1, 1995 includes the historical results of operations for ReTec for the calendar year ended December 31, 1994. The pro forma combined statements of income for the six months ended October 1, 1994 and September 30, 1995 include the historical results of operations for ReTec, derived by subtracting the first quarter of calendar 1994 and 1995 from its results of operations for the nine months ended October 1, 1994 and September 30, 1995, respectively. The pro forma combined balance sheet includes the historical financial position for ReTec as of September 30, 1995.

          The acquisition will be accounted for using the purchase method of accounting. The pro forma results of operations are not necessarily indicative of future operations or the actual results that would have occurred had the acquisition of ReTec been consummated at the beginning of fiscal 1994. The financial statements filed under part (a) of this item should be read in conjunction with these pro forma combined condensed financial statements.













                                        4PAGE

                                                                    FORM 8-K/A
                              THERMO TERRATECH INC.
                                       and
                         REMEDIATION TECHNOLOGIES, INC.
          PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME (Unaudited)
                            Year Ended April 1, 1995


                                       Historical             Pro Forma
                                   -------------------  ---------------------
                                     Thermo
                                   TerraTech     ReTec  Adjustments  Combined
                                   ---------   -------  -----------  --------
                                      (In thousands except per share amounts)

   Revenues                        $133,803   $ 39,018   $      -   $172,821
                                   --------   --------   --------   --------

   Costs and Operating Expenses:
    Cost of revenues                 98,552     22,251          -    120,803
    Selling, general and
     administrative expenses         26,257     12,281      1,009     39,547
    Product and new business
     development expenses               883          -          -        883
                                   --------   --------   --------   --------

                                    125,692     34,532      1,009    161,233
                                   --------   --------   --------   --------

   Operating Income                   8,111      4,486     (1,009)    11,588

   Interest and Other Income
    (Expense), Net                      467       (109)      (936)      (578)
   Gain on Issuance of Stock by
    Subsidiaries                      1,343          -      1,399      2,742
   Gain on Sale of Investments        1,092          -          -      1,092
   Equity in Net Income of
    Joint Venture                         -        634          -        634
                                   --------   --------   --------   --------

   Income Before Provision for
    Income Taxes and Minority
    Interest                         11,013      5,011       (546)    15,478
   Provision for Income Taxes         2,630      2,009       (570)     4,069
   Minority Interest Expense          4,268          -        555      4,823
                                   --------   --------   --------   --------

   Net Income                      $  4,115   $  3,002   $   (531)  $  6,586
                                   ========   ========   ========   ========

   Earnings per Share              $    .24                         $    .38
                                   ========                         ========

   Weighted Average Shares           17,143                           17,143
                                   ========                         ========




                                        5PAGE

                                                                    FORM 8-K/A
                              THERMO TERRATECH INC.
                                       and
                         REMEDIATION TECHNOLOGIES, INC.
          PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME (Unaudited)
                        Six Months Ended October 1, 1994


                                        Historical            Pro Forma
                                    ------------------  ---------------------
                                      Thermo
                                    TerraTech    ReTec  Adjustments  Combined
                                    ---------  -------  -----------  --------
                                       (In thousands except per share amounts)

   Revenues                         $59,879    $18,970    $     -    $78,849
                                    -------    -------    -------    -------

   Costs and Operating Expenses:
    Cost of revenues                 44,476     10,113          -     54,589
    Selling, general and
     administrative expenses         11,497      6,074        498     18,069
    Product and new business
     development expenses               356          -          -        356
                                    -------    -------    -------    -------

                                     56,329     16,187        498     73,014
                                    -------    -------    -------    -------

   Operating Income                   3,550      2,783       (498)     5,835

   Interest and Other Income
    (Expense), Net                      465        (79)      (400)       (14)
   Gain on Issuance of Stock by
    Subsidiaries                        897          -      1,399      2,296
   Gain on Sale of Investments          611          -          -        611
   Equity in Net Income of
    Joint Venture                         -        325          -        325
                                    -------    -------    -------    -------

   Income Before Provision for
    Income Taxes and
   Minority Interest                  5,523      3,029        501      9,053
   Provision for Income Taxes         1,076      1,242       (255)     2,063
   Minority Interest Expense          2,538          -        397      2,935
                                    -------    -------    -------    -------

   Net Income                       $ 1,909    $ 1,787    $   359    $ 4,055
                                    =======    =======    =======    =======

   Earnings per Share               $   .11                          $   .24
                                    =======                          =======

   Weighted Average Shares           17,071                           17,071
                                    =======                          =======




                                        6PAGE

                                                                  FORM 8-K/A
                              THERMO TERRATECH INC.
                                       and
                         REMEDIATION TECHNOLOGIES, INC.
          PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME (Unaudited)
                       Six Months Ended September 30, 1995


                                     Historical              Pro Forma
                                 ------------------    ---------------------
                                   Thermo
                                 TerraTech     ReTec   Adjustments  Combined
                                 ---------   -------   -----------  --------
                                    (In thousands except per share amounts)

  Revenues                       $103,638    $ 23,171    $      -   $126,809
                                 --------    --------    --------   --------

  Costs and Operating Expenses:
   Cost of revenues                71,694      13,633           -     85,327
   Selling, general and
    administrative expenses        23,233       6,796         539     30,568
   Product and new business
    development expenses              558           -           -        558
   Write-off of cost in excess
    of net assets of acquired
    company                         4,995           -           -      4,995
                                 --------    --------    --------   --------

                                  100,480      20,429         539    121,448
                                 --------    --------    --------   --------

  Operating Income                  3,158       2,742        (539)     5,361

  Interest and Other Expense, Net  (2,466)        (35)       (569)    (3,070)
  Gain on Issuance of Stock by
   Subsidiaries                     2,742           -           -      2,742
  Gain on Sale of Investments          80           -           -         80
  Loss on Sale of Assets             (569)          -           -       (569)
  Equity in Net Income of
   Joint Venture                        -          19           -         19
                                 ---------   --------    --------   --------

  Income Before Provision for
   Income Taxes and Minority
   Interest                         2,945       2,726      (1,108)     4,563
  Provision for Income Taxes        2,344       1,090        (339)     3,095
  Minority Interest Expense           811           -         280      1,091
                                 --------    --------    --------   --------

  Net Income (Loss)              $   (210)   $  1,636    $ (1,049)  $    377
                                 ========    ========    ========   ========

  Earnings (Loss) per Share      $   (.01)                          $    .02
                                 ========                           ========

  Weighted Average Shares          17,362                             17,362
                                 ========                           ========



                                        7PAGE

                                                                    FORM 8-K/A
                              THERMO TERRATECH INC.
                                       and
                         REMEDIATION TECHNOLOGIES, INC.
             PRO FORMA COMBINED CONDENSED BALANCE SHEET (Unaudited)
                               September 30, 1995


                                       Historical               Pro Forma
                                   -------------------   ----------------------
                                     Thermo
                                   TerraTech     ReTec   Adjustments   Combined
                                   ---------   -------   -----------   --------
                                                   (In thousands)

             ASSETS
Current Assets:
 Cash and cash equivalents          $ 39,544   $    313    $(19,992)   $ 19,865
 Short-term available-for-sale
  investments                         25,469          -           -      25,469
 Accounts receivable, net             36,224     12,132           -      48,356
 Unbilled contract costs and fees     16,396          -           -      16,396
 Inventories                           4,254          -           -       4,254
 Prepaid income taxes                  9,012         74       2,974      12,060
 Prepaid expenses and other assets     4,637        187           -       4,824
                                    --------   --------    --------    --------

                                     135,536     12,706     (17,018)    131,224
                                    --------   --------    --------    --------

Property, Plant and Equipment, Net    76,666      1,444           -      78,110
                                    --------   --------    --------    --------

Long-term Available-for-sale
 Investments                           2,108          -           -       2,108
                                    --------   --------    --------    --------

Long-term Held-to-maturity
 Investments                          23,395          -           -      23,395
                                    --------   --------    --------    --------

Investment in Joint Venture                -      5,087      (5,087)          -
                                    --------   --------    --------    --------

Other Assets                          12,435        227           -      12,662
                                    --------   --------    --------    --------

Cost in Excess of Net Assets of
 Acquired Companies                   68,183          -      20,851      89,034
                                    --------   --------    --------    --------

                                    $318,323   $ 19,464    $ (1,254)   $336,533
                                    ========   ========    ========    ========







                                        8PAGE

                                                                    FORM 8-K/A
                              THERMO TERRATECH INC.
                                       and
                         REMEDIATION TECHNOLOGIES, INC.
        PRO FORMA COMBINED CONDENSED BALANCE SHEET (Continued)(Unaudited)
                               September 30, 1995


                                       Historical               Pro Forma
                                   -------------------    ---------------------
                                     Thermo
                                   TerraTech     ReTec   Adjustments   Combined
                                   ---------   -------   -----------   --------
                                     (In thousands except per share amounts)

LIABILITIES AND SHAREHOLDERS' INVESTMENT
Current Liabilities:
 Accounts payable                   $ 10,222   $  2,555    $      -    $ 12,777
 Notes payable and current
  maturities of long-term
  obligations                          2,925          -           -       2,925
 Billings in excess of revenues
  earned                               3,084          -           -       3,084
 Accrued payroll and employee
  benefits                             8,671      1,844           -      10,515
 Accrued and current deferred
  income taxes                         1,475          -           -       1,475
 Other accrued expenses                8,273        282       2,319      10,874
 Due to parent company                 4,605          -           -       4,605
                                    --------   --------    --------    --------

                                      39,255      4,681       2,319      46,255
                                    --------   --------    --------    --------

Deferred Income Taxes                  4,157          -           -       4,157
                                    --------   --------    --------    --------

Other Deferred Items                   1,103          -           -       1,103
                                    --------   --------    --------    --------

Long-term Obligations, Including
 $88,000 Due to Parent Company       169,999      1,500      (1,500)    169,999
                                    --------   --------    --------    --------

Minority Interest                     26,700          -       4,605      31,305
                                    --------   --------    --------    --------
Shareholders' Investment:
 Common stock                          1,746          7          (7)      1,746
 Capital in excess of par value       53,600      3,864       1,342      58,806
 Stock options outstanding                 -         22         (22)          -
 Treasury stock                         (799)    (1,111)       1,111       (799)
 Retained earnings                    21,517     10,501      (9,102)     22,916
 Net unrealized loss on available-
  for-sale investment                    (23)         -           -         (23)
 Cumulative translation adjustment     1,068          -           -       1,068
                                    --------   --------    --------    --------

                                      77,109     13,283      (6,678)     83,714
                                    --------   --------    --------    --------

                                    $318,323   $ 19,464    $ (1,254)   $336,533
                                    ========   ========    ========    ========

                                        9PAGE

                                                                    FORM 8-K/A
                              THERMO TERRATECH INC.
                                       and
                         REMEDIATION TECHNOLOGIES, INC.
     NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS (Unaudited)


Note 1 - Pro Forma Adjustments to Pro Forma Combined Condensed Statement of Income (In thousands, except in text)

                                    Year Ended           Six Months Ended
                                    ----------  -------------------------------
                                      April 1,        October 1,  September 30,
                                       1995                 1994           1995
                                    ----------  ----------------  -------------
                                                 Debit (Credit)

SELLING, GENERAL AND ADMINISTRATIVE
 EXPENSES
Service fee of 1.25% of the
 revenues of ReTec through
 December 31, 1994 and 1.2%
 through September 30, 1995,
 for services provided under
 a services agreement between
 Thermo Remediation  and
 Thermo Electron                      $    488          $    237       $    278

Amortization over 40 years of
 cost in excess of net assets of
 acquired companies created by the
 acquisition of ReTec                      521               261            261
                                      --------          --------       --------
                                         1,009               498            539
                                      --------          --------       --------

INTEREST AND OTHER INCOME
 (EXPENSE), NET
 Interest Income
 Decrease attributable to the lower
  cash position as a result of the
  net cash payment of $18,462,000
  to acquire ReTec and $1,500,000 to
  repay ReTec's long-term obligation,
  calculated using an average interest
  rate of 5.29% in fiscal 1995, 4.61%
  for the six months ended October 1,
  1994, and 6.30% for the six months
  ended September 30, 1995               1,056               460            629

 Interest Expense
 Decrease due to the repayment at
  time of acquisition of Retec's
  $1,500,000 long-term obligation,
  bearing interest at 8%                  (120)              (60)          (60)
                                      --------          --------       -------
                                           936               400           569
                                      --------          --------       -------



                                       10PAGE

                                                                    FORM 8-K/A
                              THERMO TERRATECH INC.
                                       and
                         REMEDIATION TECHNOLOGIES, INC.
     NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS (Unaudited)


Note 1 - Pro Forma Adjustments to Pro Forma Combined Condensed Statement of Income (In thousands, except in text)(continued)

                                    Year Ended           Six Months Ended
                                    ----------    -----------------------------
                                      April 1,        October 1,  September 30,
                                        1995                1994           1995
                                    -----------   --------------  -------------
                                                   Debit (Credit)
GAIN ON ISSUANCE OF STOCK BY
 SUBSIDIARIES
Gain on issuance of 227,250 shares
 of Thermo Remediation common stock
 for the acquisition of ReTec         $ (1,399)         $ (1,399)    $       -
                                      --------          --------     ---------

INCOME TAX PROVISION
Income tax benefit associated with
 the adjustments above (excluding
 amortization of cost in excess of
 net assets of acquired companies
 and gain on issuance of stock by
 subsidiaries), calculated at the
 Company's statutory income tax
 rate of 40%                              (570)              (255)        (339)
                                      --------           --------    ---------

MINORITY INTEREST EXPENSE
Reflects Thermo Remediation's
 minority shareholders' interest
 in ReTec's net income and the pro
 forma adjustments to the pro forma
 combined condensed statement of
 income                                    555                397          280
                                      --------           --------    ---------












                                       11PAGE

                                                                    FORM 8-K/A
                              THERMO TERRATECH INC.
                                       and
                         REMEDIATION TECHNOLOGIES, INC.
   NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS (Unaudited)


   Note 2 - Pro Forma Adjustments to Pro Forma Combined Condensed
            Balance Sheet (In thousands)

                                                           September 30, 1995
                                                               Debit (Credit)
                                                           ------------------
   CASH AND CASH EQUIVALENTS
   Cash payment to acquire ReTec                                 $(18,520)
   Interest earned on acquisition cash held in escrow                  58
   Cash payment to repay ReTec's long-term obligation
    and related interest payable at time of acquisition            (1,530)
                                                                 --------
                                                                  (19,992)
                                                                 --------

   PREPAID INCOME TAXES
   Record tax effect of pro forma adjustments                       2,974
                                                                 --------

   INVESTMENT IN JOINT VENTURE
   Write off investment in ReTec/Tetra L.C. joint venture,
    subject to adjustment upon final determination as to
    disposition of investment                                      (5,087)
                                                                 --------

   COST IN EXCESS OF NET ASSETS OF ACQUIRED COMPANIES
   Excess of cost over the fair value of the net assets
    acquired of ReTec                                              20,851
                                                                 --------

   OTHER ACCRUED EXPENSES
   Estimated acquisition reserves                                  (1,322)
   Legal, accounting and other professional fees associated
    with acquisition                                                 (997)
                                                                 --------
                                                                   (2,319)
                                                                 --------

   LONG-TERM OBLIGATIONS
   Repayment of ReTec's long-term obligation at time of
    acquisition                                                     1,500
                                                                 --------

   MINORITY INTEREST
   Effect of common stock and stock options issued by Thermo
    Remediation                                                    (4,605)
                                                                 --------

   SHAREHOLDERS' INVESTMENT
   Elimination of ReTec's equity accounts                          13,283
   Effect of common stock and stock options issued by Thermo
    Remediation                                                    (6,605)
                                                                 --------
                                                                    6,678
                                                                 --------
                                       12PAGE

                                                                    FORM 8-K/A


                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, on this 19th day of January, 1996.

                                        THERMO TERRATECH INC.



                                        By: Paul F. Kelleher
                                            ------------------------
                                            Paul F. Kelleher
                                            Chief Accounting Officer
































